As filed with the U.S. Securities and Exchange Commission on March 12, 2026.
Registration No. 333-293479

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Terra Property Trust, Inc.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	6778 (Primary Standard Industrial Classification Code Number)	81-0963486 (IRS Employer Identification Number)
205 West 28th Street, 12th Floor
New York, New York 10001
(212) 753-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Vikram S. Uppal
Terra Property Trust, Inc.
205 West 28th Street, 12th Floor
New York New York 10001
(212) 753-5100
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael J. Kessler, Esq. David E. Brown, Jr., Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 (212) 210-9400	Paul D. Tropp, Esq. Tristan M. VanDeventer, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9515
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation, or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY PROSPECTUS/OFFERS TO EXCHANGE
Terra Property Trust, Inc.
Offers to Exchange
All Outstanding Notes Specified Below Issued By
Terra Property Trust, Inc. and Terra Income Fund 6, LLC for
New Notes of Terra Property Trust, Inc. as Specified Below
and Solicitation of Consents to Amend the Indenture Relating to the Notes Issued by Terra Property Trust, Inc.
THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MARCH 26, 2026, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.
Terms of the Exchange Offers and Consent Solicitation
Until the Expiration Date (as defined below), Terra Property Trust, Inc., a Maryland corporation (the “Company” or “we”), are offering to the holders of (i) 6.00% Senior Notes due June 30, 2026 of the Company (the “Company Notes”) and (ii) 7.00% Senior Notes due March 31, 2026 (the “Terra LLC Notes” and together with the Company Notes, the “Existing Notes”) of Terra Income Fund 6, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Terra LLC”), new 7.00% Senior Secured Notes due 2029 to be issued by the Company (the “Exchange Notes”), as described in, and for the consideration summarized in, the table below (each such offer, an “Exchange Offer” and collectively, the “Exchange Offers”).
The Exchange Notes will mature on March 31, 2029. We will pay interest on the Exchange Notes monthly, on the last day of each month, beginning April 30, 2026. Prior to December 31, 2026, we may redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price of 101% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under the caption “Description of Exchange Notes — Optional Redemption” in this Prospectus/Offers to Exchange. We may redeem the Exchange Notes in whole or in part at any time, or from time to time, on or after December 31, 2026, at a redemption price of 100% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under the caption “Description of Exchange Notes — Optional Redemption” in this Prospectus/Offers to Exchange. The Exchange Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may issue additional notes, which we refer to as the “additional notes” from time to time after the date of issuance of the Exchange Notes having identical terms and conditions to the Exchange Notes, subject to no Event of Default (as defined herein) having occurred pursuant to the terms of the Exchange Notes. Any additional notes and the Exchange Notes will together constitute a single series under the indenture governing the Exchange Notes. The issuance of additional notes is subject to compliance on a pro forma basis with the 1.35x Collateral Coverage Ratio (as defined herein) and such additional notes will be pari passu with the Exchange Notes. If any additional notes are not fungible with any notes for United States federal income tax purposes, or if we otherwise determine that any additional notes should be differentiated from any Exchange Notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series of notes together with the Exchange Notes issued under the indenture governing the Exchange Notes for all purposes.
As of the issue date of the Exchange Notes, the Exchange Notes will not be guaranteed by any of our subsidiaries. Subject to certain exceptions, the Exchange Notes will be secured by perfected Liens (as defined herein) granted by us on Capital Interests (as defined herein) held by us from time to time in certain of our direct subsidiaries. The Exchange Notes will be our senior secured obligations to the extent of the value of the Collateral (as defined herein) securing the Exchange Notes, pari passu in right of payment with all of our existing and future unsubordinated debt that is not expressly subordinated in right of payment to the Exchange Notes, senior in right of payment to any of our existing and future debt that is expressly subordinated in right of payment to the Exchange Notes, effectively senior to our existing and future debt that is unsecured or that is secured by a junior lien on the Collateral securing the Exchange Notes, in each case to the extent of the value of the Collateral securing the Exchange Notes, effectively subordinated to all of our existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the Exchange Notes to the extent of the value of such assets securing such debt and other liabilities, and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of ours. We intend to apply to list the Exchange Notes on the New York Stock Exchange (the “NYSE”) within 30 days of the original issue date under the trading symbol “TPTS.” There can be no assurances that the Exchange Notes will be listed on the NYSE or, if they are listed on the NYSE, that they will continue to be listed. Satisfaction of the NYSE listing requirements is not a condition to the consummation of the Exchange Offers. If listed, the Exchange Notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Exchange Notes that is not included in the trading price. Currently, there is no public market for the Exchange Notes and there can be no assurance that one will develop.
Aggregate Principal Amount ($mm)	Existing Notes to be Exchanged	CUSIP No.	Exchange Notes to be Issued by the Company	Exchange Consideration(1)
				Exchange Notes (principal amount)
$80.4	Terra Property Trust, Inc.’s 6.00% Senior Notes due June 30, 2026	88104K 105	7.00% Senior Secured Notes due 2029	$25.00
$38.4	Terra Income Fund 6, LLC’s 7.00% Senior Notes due March 31, 2026	88104C 202		$25.00

(1)
Consideration per $25.00 principal amount of Existing Notes validly tendered and not validly withdrawn.

In exchange for each $25.00 principal amount of Existing Notes that is validly tendered and not validly withdrawn prior to the Expiration Date, holders will receive the exchange consideration set out in the table above (the “Exchange Consideration”), which consists of $25.00 in principal amount of Exchange Notes. The Exchange Offers will expire at 5:00 p.m., New York City time, on March 26, 2026, unless extended (the “Expiration Date”) (the period during which the Exchange Offers and Consent Solicitation are open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”). The Exchange Offers and Consent Solicitation are made solely upon the terms and conditions in this prospectus/offers to exchange (this “Prospectus/Offers to Exchange”). You may withdraw tendered Existing Notes at any time prior to the Expiration Date. As of the date of this Prospectus/Offers to Exchange, there was $80,388,375 aggregate principal amount of outstanding Company Notes and $38,400,000 aggregate principal amount of outstanding Terra LLC Notes.
Concurrently with the Exchange Offers, we are also soliciting consent from each holder of the Company Notes, upon the terms and conditions set forth in this Prospectus/Offers to Exchange (the “Consent Solicitation”), to certain proposed amendments to the indenture, dated June 10, 2021 (the “Company Notes Base Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated June 10, 2021 (the “Company Notes First Supplemental Indenture” and, together with the Company Notes Base Indenture, the “Company Notes Indenture”), between the Company and the Trustee, governing the Company Notes (such proposed amendments to the Company Notes Indenture, the “Proposed Amendments”). You may not tender your Company Notes in the applicable Exchange Offer without delivering your consent to the Proposed Amendments in the Consent Solicitation and you may not consent to the Proposed Amendments in the Consent Solicitation without tendering your Company Notes in the applicable Exchange Offer. By tendering your Company Notes for exchange, you will be deemed to have validly delivered your consent to the

Proposed Amendments to the Company Notes Indenture under which those Company Notes were issued, as further described under “The Proposed Amendments.”
The consummation of each Exchange Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and the Consent Solicitation — Conditions to Each Exchange Offer and the Consent Solicitation,” including, among other things, the receipt of valid consents to the Proposed Amendments from the holders of at least a majority of the outstanding aggregate principal amount of the Company Notes (the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions.
You may revoke your consent at any time prior to the Expiration Date by withdrawing the Existing Notes you have tendered. See “The Exchange Offers and Consent Solicitation — Procedures for Consenting — and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Assuming the satisfaction or waiver of such conditions discussed under “The Exchange Offers and Consent Solicitation — Conditions to Each Exchange Offer and the Consent Solicitation,” we plan to issue the Exchange Notes promptly following the Expiration Date, which we expect to be on or about March 30, 2026, or on or about the second Business Day following the Expiration Date (the “Settlement Date”).
The Exchange Offers and Consent Solicitation are conditioned upon the effectiveness of a registration statement on Form S-4 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the Exchange Notes. This Prospectus/Offers to Exchange forms a part of the registration statement.
Our board of directors, consisting of disinterested directors with respect to the Exchange Offers, approved the Exchange Offers and Consent Solicitation. However, neither we nor any of our management, our board of directors, any committee of the board of directors, the information agent, or the exchange agent for the Exchange Offers and Consent Solicitation is making any recommendation as to whether holders of Existing Notes should tender Existing Notes for exchange in the Exchange Offers and consent to the Proposed Amendments in the Consent Solicitation. Each holder of an Existing Note must make its own decision as to whether to exchange some or all of its Existing Notes and consent to the Proposed Amendments.
All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offers to Exchange should be directed to the information agent:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and Brokers call: +1 (646) 989-1605
All others call toll free (U.S. only): +1 (888) 644-6071
Email: tpt@dfking.com
We will amend our offering materials, including this Prospectus/Offers to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent, or given to holders of Existing Notes.
We are not asking you for a proxy and you are requested not to send us a proxy. The securities offered by this Prospectus/Offers to Exchange involve risks. Before participating in the Exchange Offers and consenting to the Proposed Amendments, you are urged to read carefully the section titled “Risk Factors” beginning on page 16 of this Prospectus/Offers to Exchange.
Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offers to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.
Through the applicable Exchange Offer, we are soliciting your consent to the Proposed Amendments. By tendering your Company Notes, you will be delivering your consent to the Proposed Amendments, which consent will be effective upon our acceptance of such Company Notes for exchange.
This Prospectus/Offers to Exchange is dated March 12, 2026.

i

ABOUT THIS PROSPECTUS/OFFERS TO EXCHANGE
This Prospectus/Offers to Exchange is a part of the registration statement that we filed on Form S-4 with the SEC. You should read this Prospectus/Offers to Exchange, including the detailed information regarding the Company and the Exchange Notes included herein, as well as the documents incorporated herein by reference and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offers to Exchange. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offers to Exchange, any document incorporated herein by reference, or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offers to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offers to Exchange to be an offer or solicitation relating to the securities offered hereby if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
We are making the Exchange Offers to all holders of Existing Notes except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus/Offers to Exchange and the documents incorporated herein by reference include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not mean that a statement is not forward-looking. Forward-looking statements contained in this Prospectus/Offers to Exchange include, but are not limited to, the following:
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our expected financial performance, operating results and our ability to make distributions to our stockholders in the future;

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our expectations concerning our liquidity and capital resources, including our ability to meet our obligations as they become due, including our ability to address upcoming maturities of our indebtedness, including the Existing Notes, through cash on hand, the Exchange Offers, any concurrent or future financing transactions, including the terms and conditions (including collateral) of any future financings, cash flow from operations or other sources of liquidity;

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the ability of the Exchange Notes to be approved for listing on the NYSE;

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risks associated with achieving expected synergies, cost savings and other benefits from our increased scale;

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the availability of attractive risk-adjusted investment opportunities in our target asset class and other real estate-related investments that satisfy our objectives and strategies;

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the origination or acquisition of our targeted assets, including the timing of originations or acquisitions;

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volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise;

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changes in our investment objectives and business strategy;

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the availability of financing on acceptable terms or at all;

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the performance and financial condition of our borrowers;

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changes in interest rates and the market value of our assets;

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borrower defaults or decreased recovery rates from our borrowers;

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changes in prepayment rates on our loans;

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our use of financial leverage;

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actual and potential conflicts of interest with any of the following affiliated entities: our Manager; Terra Capital Partners; Fund 5 International; TIFI; Terra Fund 7; Terra Offshore REIT; RESOF; VS2 or any of their affiliates;

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our dependence on our Manager or its affiliates and the availability of its senior management team and other personnel;

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liquidity transactions that may be available to us in the future, including a liquidation of certain of our assets, a sale of our Company, a listing of our shares of common stock on a national securities exchange, an amendment of our Charter to incorporate certain provisions generally required by state securities regulators to allow us to publicly sell unlisted shares (provided that such provisions would only take effect when a registration statement related to the publicly offered unlisted shares is declared effective), an adoption of a share repurchase plan or a strategic business combination, in each case, which may include the distribution of our common stock indirectly owned by certain of the Terra Funds to the ultimate investors in the Terra Funds, and the timing of any such transactions;

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actions and initiatives of the U.S. federal, state and local government and changes to the U.S., federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our exemption exclusion or from registration under the 1940 Act, and to maintain our qualification as a REIT for U.S. federal income tax purposes;

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the degree and nature of our competition;

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changes in the economy;

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tariffs;

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risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters;

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future changes in laws or regulations and conditions in our operating areas; and

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those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Forms 10-K and 10-Q.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
These forward-looking statements made by us in this Prospectus/Offers to Exchange speak only as of the date of this Prospectus/Offers to Exchange. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and incorporated by reference herein.
You should read this Prospectus/Offers to Exchange and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY
Overview
We are a real estate investment trust that originates, invests in and manages a diverse portfolio of real estate and real estate-related assets. We focus primarily on commercial real estate credit investments, including first mortgage loans, subordinated loans (including B-notes, mezzanine and preferred equity) and credit facilities throughout the United States, which we collectively refer to as our targeted assets. Our loans finance the acquisition, development or recapitalization of high-quality commercial real estate in the United States. We focus on middle market loans in the approximately $10 million to $50 million range, which we believe are subject to less competition, offer higher risk-adjusted returns than larger loans with similar risk metrics and facilitate portfolio diversification. Our investment objective is to provide attractive risk-adjusted returns to our stockholders, primarily by earning high current income that allows for regular distributions, and, in certain instances, benefiting from potential capital appreciation. There can be no assurances that we will be successful in meeting our investment objective. We also make strategic real estate equity and non- real estate-related investments that align with our investment objectives and criteria.
Each of our investments was originated by Terra Capital Partners or its affiliates. Our portfolio is diversified based on location of the underlying properties, loan structure and property type. As of September 30, 2025, our portfolio included underlying properties located in 10 markets, across eight states and includes property types such as multifamily housing, student housing, commercial offices, medical offices, mixed-use and infill properties. The profile of these properties ranges from stabilized and value-added properties to pre-development and construction. Our loans are structured across mezzanine debt, first mortgages, preferred equity investments and credit facilities.
We were incorporated under the general corporation laws of the State of Maryland on December 31, 2015. Through December 31, 2015, our business was conducted through a series of predecessor private partnerships. At the beginning of 2016, we completed the REIT Formation Transaction, a merger of these private partnerships into a single entity as part of our plan to reorganize our business as a REIT for federal income tax purposes. Following the REIT Formation Transaction, Terra Fund 5 contributed the consolidated portfolio of net assets of the Terra Funds to us in exchange for all of the shares of common stock of the Company.
BDC Merger
On the BDC Merger Closing Date, pursuant to the Merger Agreement, Terra Fund 6 merged with and into Terra LLC, with Terra LLC continuing as the surviving entity of the BDC Merger and as our wholly owned subsidiary. The BDC Merger was intended to drive increased efficiency for the combined company while expanding the scale and diversification of its portfolio. The BDC Merger was also intended to enhance access to capital markets, increase liquidity options for current and future stockholders, and position the Company for long-term, sustainable growth and success. On the BDC Merger Closing Date and pursuant to the Merger Agreement, Terra LLC assumed the payment of the Terra LLC Notes and the performance of every covenant of the indenture governing the Terra LLC Notes to be performed or observed by Terra Fund 6.
Potential Liquidity Transactions
We continue to explore alternative liquidity transactions on an opportunistic basis to maximize stockholder value. Examples of the alternative liquidity transactions that, depending on market conditions, may be available to us include a listing of our shares of common stock on a national securities exchange, adoption of a share repurchase plan, a liquidation of certain of our assets, a sale of our Company or a strategic business combination, in each case, which may include the further in-kind distribution of our shares of common stock indirectly owned by certain of our affiliate funds to the ultimate investors in such affiliate funds. We cannot provide any assurance that any alternative liquidity transaction will be available to us or, if available, that we will pursue or be successful in completing any such alternative liquidity transaction.

One of the potential future liquidity transactions that we continue to evaluate is a “direct listing” of the Class A Common Stock on a national securities exchange (i.e., a listing not involving a concurrent public offering of newly issued shares). If market conditions are not supportive of a direct listing that would in our view lead to a constructive trading environment for the Class A Common Stock, we will explore alternative paths to pursue our investment strategy and provide liquidity to our investors, including converting our Company into a traditional “non-traded REIT.” As part of a potential conversion to a non-traded REIT, we would adopt a customary share repurchase plan pursuant to which our investors could request to have their shares of our common stock redeemed for cash.
To this end, as previously disclosed, we amended and restated our Charter on December 1, 2023, to provide our Board with greater flexibility to pursue a direct listing. In connection with a listing of shares of Class A Common Stock on a national securities exchange, the outstanding shares of Class B Common Stock will be convertible on a one-for-one basis into listed shares of Class A Common Stock, subject to certain conversion terms and holding periods. Currently, there are no outstanding shares of Class A Common Stock.
The Charter, as amended and restated, also incorporates the provisions generally required by state regulators in order to become a non-traded REIT and publicly sell shares of our stock not listed on an exchange. These non-traded REIT provisions will spring into effect and become operative if we ultimately decide to register and sell shares in a non-traded REIT format.
We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. So long as we qualify as a REIT, we generally are not subject to U.S. federal income tax on our net taxable income to the extent that we annually distribute all of our net taxable income to our stockholders.
Our Manager and Terra Capital Partners
We are externally managed by our Manager, which is registered as an investment adviser under the Advisers Act, and is a subsidiary of Terra Capital Partners.
Mavik, an entity controlled by Vikram S. Uppal, our Chief Executive Officer and Chief Investment Officer, is the sole member of Terra Capital Partners. Terra Capital Partners is led by Mr. Uppal (Chief Executive Officer), Sarah Schwarzschild (Chief Operating Officer), Gregory M. Pinkus (Chief Financial Officer) and Daniel Cooperman (Chief Originations Officer). Mr. Uppal was a Partner of Axar Capital Management and its Head of Real Estate. Prior to Axar Capital Management, Mr. Uppal was a Managing Director on the Investment Team at Fortress Investment Group’s Credit and Real Estate Funds and Co-Head of North American Real Estate Investments at Mount Kellett Capital Management. Members of the Terra Capital Partners management team have broad based, long-term relationships with major financial institutions, property owners and commercial real estate service providers. The entire senior management team has held leadership roles at many top international real estate and investment banking firms, including Mount Kellett Capital Management, Fortress Investment Group and BGO Strategic Capital Partners.
Terra Capital Partners is a real estate credit focused investment manager based in New York City with a 20-year track record focused primarily on the origination and management of mezzanine loans, as well as first mortgage loans, bridge loans, and preferred equity investments in all major property types through multiple pooled investment vehicles. Since its formation in 2001 and its commencement of operations in 2002, Terra Capital Partners has been engaged in providing financing on commercial properties of all major property types throughout the United States. In the lead up to the global financial crisis in 2007, believing that the risks associated with commercial real estate markets had grown out of proportion to the potential returns from such markets, Terra Capital Partners sold 100% of its investment management interests prior to the global financial crisis. It was not until mid-2009, after its assessment that commercial mortgage markets would begin a period of stabilization and growth, that Terra Capital Partners began to sponsor new investment vehicles, which included the predecessor private partnerships, to again provide debt capital to commercial real estate markets. The financings provided by all vehicles managed by Terra Capital Partners from January 2004 through September 30, 2025 have been secured by approximately 13.9 million square feet of office properties, 3.8 million square feet of retail properties, 10.7 million square feet of industrial properties, 5,559 hotel rooms and 33,264 apartment units. The value of the properties underlying this capital was approximately $13.9 billion based on appraised values as of the closing dates of each financing.
In addition to its extensive experience originating and managing debt financings, Terra Capital Partners and its affiliates owned and operated over six million square feet of office and industrial space between 2005 and 2007, and this operational experience further informs its robust origination and underwriting standards and enables our Manager to effectively operate property underlying a financing upon a foreclosure.
Our Investment Strategy
We focus on providing real estate (primarily commercial real estate) loans to creditworthy borrowers and seek to generate an attractive and consistent low volatility cash income stream. Our focus on originating debt and debt-like instruments emphasizes the payment of current returns to investors and the preservation of invested capital. From time to time, we may acquire real estate encumbering the senior loans through foreclosure, may invest in real estate related joint ventures and may directly acquire real estate properties. We also elect to make strategic non-real estate-related investments that align with our investment objectives and criteria.
As part of our investment strategy, we:
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target middle market loans of approximately $10 million to $50 million;

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focus on the origination of new loans;

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focus on loans backed by properties in the United States;

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invest primarily in floating rate rather than fixed rate loans, but our Manager reserves the right to make debt investments that bear interest at a fixed rate;

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originate loans expected to be repaid within one to five years;

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maximize current income;

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lend to creditworthy borrowers;

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construct a portfolio that is diversified by property type, geographic location, tenancy and borrower;

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source off-market transactions;

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hold loans until maturity unless, in our Manager’s judgment, market conditions warrant earlier disposition; and

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invest in strategic non-real estate-related investments that align with our investment objectives and criteria.

Our Financing Strategy
Prior to the REIT Formation Transaction, we utilized only limited amounts of borrowings as part of our financing strategy. One of the reasons we completed the REIT Formation Transaction, as described under “— Overview,” is to expand our financing options, access to capital and capital flexibility in order to position us for future growth. We deploy moderate amounts of leverage as part of our operating strategy, which currently consists of the Existing Notes, borrowings under first mortgage financings, and a term loan. We may in the future also deploy leverage through other credit facilities and senior notes and we may divide the loans we originate into senior and junior tranches and dispose of the more senior tranches and enter into repurchase agreements as additional means of providing financing to our business. In addition, we intend to match our use of floating rate leverage with floating rate investments.
As of September 30, 2025, we had outstanding indebtedness, consisting of $123.5 million in Existing Notes and secured financings, net of $89.8 million.
Additionally, from time to time, we may enter into participation agreements with related parties, primarily other affiliated funds managed by the Manager, and to a lesser extent, unrelated parties. The purpose of the participation agreements is to allow us and an affiliate to originate a specified loan when, individually, we do not have the liquidity to do so. We do not have direct liability to a participant under the participation agreements with respect to the underlying loan and the participants’ share of the investments is repayable only from the proceeds received from the related borrower/issuer of the investments and, therefore, the participants also are subject to credit risk (i.e., risk of default by the underlying borrower/ issuer). As our access to capital and financial flexibility has grown, our use of participation agreements has diminished. As of September 30, 2025, the principal balance of our participation obligation was $18.0 million, which was a participation obligation to a related-party managed by the Manager.
Anticipating and responding to the challenges facing commercial real estate in the higher interest rate environment, over time we evolved our financing strategy to deploy more conservative amounts of leverage relative to the mortgage REIT sector. In June 2025, we repaid in full the outstanding balance on our master repurchase agreement with Goldman Sachs Bank and the facility was terminated. Additionally, our revolving line of credit matured on June 30, 2025 and the outstanding balance was repaid in full on July 1, 2025. On August 14, 2025, we repaid in full the $20.3 million outstanding balance on our variable rate property mortgages. On September 25, 2025, we made a partial repayment of $19.6 million on our fixed rate property mortgages. Our debt-to- equity ratio was 1.33x as of September 30, 2025.
For additional information concerning our indebtedness, see “Description of Other Indebtedness.”
Investment Guidelines
Our Board has adopted investment guidelines, which may be amended from time to time, that set forth certain criteria for the Manger to use when evaluating specific investment opportunities as well as our overall portfolio composition. Our Board will review the Manager’s compliance with the investment guidelines periodically and receive an investment report at each quarter-end in conjunction with the review of our quarterly results by our Board.
Our Board adopted the following investment guidelines:
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no origination or acquisition shall be made that would cause us to fail to qualify as a REIT;

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no origination or acquisition shall be made that would cause us or any of our subsidiaries to be required to register as an investment company under the 1940 Act; and

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until appropriate investments can be identified, we may invest the proceeds of our equity or debt offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

These investment guidelines may be changed from time to time by a majority of our Board without the approval of our stockholders.
Operating and Regulatory Structure
REIT Qualification
We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2016. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through our organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to maintaining our qualification as a REIT, a portion of our business may be conducted through, and a portion of our income may be earned with respect to, our TRSs are subject to corporate income tax. Any distributions paid by us generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations, unless such distributions are attributable to dividends received by us from our TRSs.
Emerging Growth Company
We are an emerging growth company, as defined in the JOBS Act, and as such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. A number of these exemptions are not relevant to us, but we intend to take advantage of the exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.
We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period, and (iv) the end of the year in which the five year anniversary of our initial public offering of our common stock occurs.
Corporate Information
Our principal executive offices are located at 205 West 28th Street, 12th Floor, New York, New York 10001, and our telephone number at that address is (212) 753-5100. Our website is located at www.terrapropertytrust.com. Our website and the information contained on that site, or connected to that site, are not incorporated by reference into this Prospectus/Offers to Exchange.
Recent Developments
Anticipating and responding to the challenges facing commercial real estate in the higher interest rate environment, over time we evolved our financing strategy to deploy more conservative amounts of leverage relative to the mortgage REIT sector.
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We have significantly reduced debt over the last twelve quarters from outstanding debt of $439 million as of December 31, 2022 to total estimated debt of $186 million as of December 31, 2025.

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In November 2025, we had $28.9 million in promissory notes outstanding with third parties. On November 7, 2025, our loan position on a multifamily building was refinanced by the borrower, resulting in proceeds of $39.0 million. These proceeds were used to repay the full outstanding balance of the promissory notes.

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As of December 31, 2025, we had $33.2 million of cash and cash equivalents.

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As of December 31, 2025, we expect to attain an estimated debt-to-equity ratio of 1.15 – 1.25x. On a net debt-to-equity basis, we expect to attain an estimated ratio of 0.95 – 1.05x.

We have prepared certain preliminary financial information of Terra LLC as of December 31, 2025. As of such date, Terra LLC had cash and cash equivalents of $0.4 million. Terra LLC is a lender under that certain promissory note (the “Promissory Note”) with us pursuant to which we owed Terra LLC approximately

$48.1 million as of December 31, 2025. The Promissory Note is due on March 31, 2027, and is not payable upon demand. As of December 31, 2025, Terra LLC had assets of approximately $105.8 million, of which approximately $48.1 million consisted of that certain Promissory Note. We are not a guarantor of the Terra LLC Notes and have no contractual obligation to lend or contribute money to Terra LLC for Terra LLC to repay the Terra LLC Notes, although we may evaluate potential alternatives in connection with the maturity of the Terra LLC Notes.
Our consolidated financial statements as of and for the period ended December 31, 2025 are not yet available. The results and projections set forth above are preliminary and subject to our detailed period-end closing procedures. The information presented above reflects our preliminary estimates as of and for the period ended December 31, 2025 subject to the completion of our financial closing procedures and any adjustments that will result from the completion of the review of our consolidated financial statements. No assurances can be given that any preliminary estimates or trends shown as of or for period ending on December 31, 2025 will continue for any future period. These preliminary estimates may change, and those changes may be material. As a result, these preliminary estimates may differ from the actual results that will be reflected in our consolidated financial statements for the period when they are completed and publicly disclosed. Our expectations with respect to the unaudited results for the periods discussed above are based on management estimates. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.
Summary of the Exchange Offers and Consent Solicitation
This summary provides a brief overview of the key aspects of the Exchange Offers and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offers to Exchange or in the documents incorporated herein by reference or included as exhibits to the registration statement that contains this Prospectus/Offers to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offers to Exchange in its entirety (including all documents incorporated herein by reference or filed as exhibits to the registration statement that contains this Prospectus/Offers to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section titled “Where You Can Find More Information; Incorporation by Reference”).
Existing Notes Eligible for the Exchange Offers	As of the date of this Prospectus/Offers to Exchange, there was $80.4 million aggregate principal amount of the Company Notes outstanding and $38.4 million aggregate principal amount of the Terra LLC Notes outstanding. The Exchange Offers are being made for all outstanding Existing Notes. Holders of Existing Notes may tender their Existing Notes for exchange pursuant to the Exchange Offers upon the terms and subject to the conditions described in this Prospectus/Offers to Exchange.
Market for Our Securities
The Company Notes and the Terra LLC Notes are currently listed on the New York Stock Exchange under the trading symbols “TPTA” and “TFSA,” respectively.
The Exchange Notes have not been approved for listing on any securities exchange. We intend to apply to list the Exchange Notes on the New York Stock Exchange under the trading symbol “TPTS” within 30 days of the original issuance of the Exchange Notes. There can be no assurance that such application will be approved or that an active trading market for the Exchange Notes will develop or be sustained.

The Exchange Offers	Pursuant to the Exchange Offers, holders of Existing Notes may tender their Existing Notes for exchange upon the terms and subject to the conditions described in this Prospectus/Offers to Exchange. In exchange for each $25.00 principal amount of Existing Notes that is validly tendered and not validly withdrawn prior to the Expiration Date, holders will receive $25.00 in principal amount of Exchange Notes. No fractional Exchange Notes will be issued in the Exchange Offers. We are making the Exchange Offers to all holders of Existing Notes except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).
The Consent Solicitation	The Company is soliciting consents to the Proposed Amendments of the Company Notes Indenture from holders of the Company Notes upon the terms and conditions set forth in this Prospectus/Offers to Exchange. You may not tender your Company Notes in the applicable Exchange Offer without delivering your consent to the Proposed Amendments in the Consent Solicitation and you may not consent to the Proposed Amendments without tendering your Company Notes in the applicable Exchange Offer. See “The Exchange Offers and Consent Solicitation — Terms of the Exchange Offers and Consent Solicitation.”
The Proposed Amendments	The Proposed Amendments, if effected, will, among other things, eliminate (1) substantially all of the restrictive covenants in the Company Notes Indenture, (2) certain events of default terms and conditions applicable to the Company Notes, and (3) all of the Company’s reporting obligations under the Company Notes Indenture, other than those required by applicable law. See “The Proposed Amendments.”
Requisite Consents	For the Proposed Amendments to be adopted with respect to Company Notes, the valid consents of the holders of at least a majority of the then outstanding aggregate principal amount of the Company Notes must be obtained before the Expiration Date. See “The Exchange Offers and Consent Solicitation — Terms of the Exchange Offers and Consent Solicitation.”
Purpose of the Exchange Offers and Consent Solicitation	The purpose of the Exchange Offers and Consent Solicitation is to extend the maturities of our existing indebtedness and improve our overall capital structure by refinancing the Existing Notes with longer-dated secured indebtedness. We believe that consummation of the Exchange Offers will enhance our liquidity profile and provide us with increased financial flexibility to support our business and operations going forward.
Procedures for Participating in the Exchange Offers and Consent Solicitation
If your Existing Notes are held in book-entry form and you wish to participate in the Exchange Offers and Consent Solicitation, you must cause the book-entry transfer of your Existing Notes to the Exchange Agent’s account at DTC, and the Exchange Agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s ATOP.
If your Existing Notes are issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to participate in the Exchange Offers and Consent Solicitation, you should contact that institution promptly and instruct the institution to tender on your behalf.
See “The Exchange Offers and Consent Solicitation — Procedures for Consenting and Tendering.”

Acceptance of Existing Notes and Consents and Delivery of Exchange Notes
You may not tender your Company Notes in the applicable Exchange Offer without delivering your consent to the Proposed Amendments in the Consent Solicitation and you may not consent to the Proposed Amendments in the Consent Solicitation without tendering your Company Notes in the applicable Exchange Offer.
Subject to the satisfaction or waiver of the conditions to each Exchange Offer and Consent Solicitation, the Company will accept for exchange any and all Existing Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Company Notes will also constitute valid delivery of consents to the Proposed Amendments to the Company Notes Indenture, the Company will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All Existing Notes exchanged will be cancelled. The Exchange Notes issued pursuant to the Exchange Offers will be issued and delivered through the facilities of the DTC promptly on the Settlement Date, assuming the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitation — Conditions to Each Exchange Offer and the Consent Solicitation.” We will return to you any Existing Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitation — Acceptance of Existing Notes for Exchange; Exchange Notes;” and “The Proposed Amendments — Effectiveness of Proposed Amendments.”

Offer Period
The Exchange Offers and Consent Solicitation will expire on the Expiration Date, which is 5:00 p.m., Eastern Time, on March 26, 2026, or such later time and date to which we may extend. All Existing Notes validly tendered for exchange pursuant to the Exchange Offers and Consent Solicitation, and all required related documentation, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offers to Exchange.
If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Exchange Offers and Consent Solicitation only if the conditions of the Exchange Offers and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Existing Notes (and any related consents to the Proposed Amendments will be revoked). We will announce our decision to withdraw the Exchange Offers and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See the section titled “The Exchange Offers and Consent Solicitation.”

Amendments to the Exchange Offers and Consent Solicitation	We reserve the right at any time or from time to time to amend the Exchange Offers and Consent Solicitation, including by increasing or (if the conditions to the Exchange Offers are not satisfied) decreasing the Exchange Consideration payable in the Exchange Offers or by changing the terms of the Proposed Amendments. If we make a material change in the terms of the Exchange Offers and Consent Solicitation or the information concerning the Exchange Offers and Consent Solicitation, or if we waive a material condition of the Exchange Offers and Consent Solicitation, we will extend the Exchange Offers and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. See the section titled “The Exchange Offers and Consent Solicitation — General Terms — Amendments to the Exchange Offers and Consent Solicitation.”
Conditions to the Exchange Offers and Consent Solicitation
The Exchange Offers are subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offers to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation, or order that would challenge or restrict the making or completion of the Exchange Offers. The Exchange Offers are not conditioned upon the receipt of a minimum number of tendered Existing Notes or satisfying the NYSE listing requirements for the listing of the Exchange Notes. The Consent Solicitation is conditioned on our receipt of the Requisite Consents. We may waive certain conditions to the Exchange Offers and Consent Solicitation. See the section titled “The Exchange Offers and Consent Solicitation — General Terms — Conditions to the Exchange Offers and Consent Solicitation.” We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or withdraw the Exchange Offers and Consent Solicitation. Promptly upon any such termination or withdrawal, we will return the tendered Existing Notes (and any related consents will be revoked). We will announce our decision to withdraw the Exchange Offers and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See the section titled “The Exchange Offers and Consent.”
We will not complete the Exchange Offers and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Exchange Offers and Consent Solicitation, and will inform holders of Existing Notes of such event.

Consequences of Not Exchanging Existing Notes for Exchange Notes
If you do not exchange your Terra LLC Notes for Exchange Notes in the applicable Exchange Offer, you will not receive the benefit of having the Company as the primary obligor of your notes.
In addition, if the Proposed Amendments to the Company Notes Indenture have been adopted, the Proposed Amendments will apply to all Company Notes that are not acquired in the applicable Exchange Offer, even though not all of the holders of those Company Notes consented to the Proposed Amendments. Thereafter, all such Company Notes will be governed by the Company Notes Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Company Notes Indenture or those applicable to the Exchange Notes.
In addition, certain credit ratings on the Company Notes that remain outstanding may be withdrawn or downgraded upon the completion of the applicable Exchange Offer. Additionally, upon the completion of the applicable Exchange Offer and the Consent Solicitation, we intend to delist any remaining Company Notes from the NYSE. The trading market for any remaining Company Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Company Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price volatility of Company Notes that remain outstanding may be materially and adversely affected. Therefore, if your Company Notes are not tendered and accepted in the applicable Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Company Notes. See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitation — The Proposed Amendments to the Company Notes Indenture will afford reduced protection to remaining holders of Company Notes.”

Withdrawal Rights	Tenders of Existing Notes may be validly withdrawn (and related consents to the Proposed Amendments may be revoked) at any time prior to the Expiration Date. Following the Expiration Date, tenders of Existing Notes may not be validly withdrawn unless the Company is otherwise required by law to permit withdrawal. In the event of termination of the Exchange Offers, the Existing Notes tendered pursuant to Exchange Offers will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitation — Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Federal and State Regulatory Approvals	Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Exchange Offers and Consent Solicitation.
Absence of Appraisal or Dissenters’ Rights	Holders of our Existing Notes do not have any appraisal or dissenters’ rights under applicable law in connection with the Exchange Offers and Consent Solicitation.
U.S. Federal Income Tax Consequences of the Exchange Offers and Consent Solicitation	Holders should consider certain U.S. federal income tax consequences of the Exchange Offers and Consent Solicitation; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”
No Recommendation	Neither we nor any of our board of directors, our management, the exchange agent, the information agent, or any other person makes any recommendation on whether you should tender Existing Notes for exchange in the Exchange Offers and consent to the Proposed Amendments in the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Exchange Notes, the Exchange Offers and the Consent Solicitation, please read the section titled “Risk Factors” in this Prospectus/Offers to Exchange.
Exchange Agent	D.F. King & Co., Inc. is serving as Exchange Agent and depositary for the Exchange Offers and Consent Solicitation.
Information Agent	D.F. King & Co., Inc. is serving as Information Agent for the Exchange Offers and the Consent Solicitation.
Dealer Manager and Solicitation Agent
Ladenburg Thalmann & Co. Inc. is serving as the Dealer Manager and Solicitation Agent.
We have other business relationships with the Dealer Manager and Solicitation Agent, as described in “The Exchange Offers and Consent Solicitation — Dealer Manager and Solicitation Agent.”
The addresses and the facsimile and telephone numbers of the Exchange Agent and Information Agent, and the Dealer Manager and Solicitation Agent appear on the back cover of this Prospectus/Offers to Exchange.

Additional Information	Questions concerning the terms of the Exchange Offers or the Consent Solicitation should be directed to the Dealer Manager and Solicitation Agent:
Ladenburg Thalmann & Co. Inc. 640 5th Ave, 4th Floor New York, NY 10019 Phone: (212) 409-2679 Email: callman@ladenburg.com
Questions concerning tender procedures and requests for additional copies of this Prospectus/Offers to Exchange should be directed to the Information Agent:
D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, NY 10005 Banks and Brokers call: (646) 989-1605 (collect) All others call toll-free: (888) 644-6071 E-mail: tpt@dfking.com
We may be required to amend or supplement this Prospectus/Offers to Exchange at any time to add, update or change the information contained in this Prospectus/Offers to Exchange. You should read this Prospectus/Offers to Exchange and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”
Specific Terms of the Exchange Notes
The following summary contains basic information about the Exchange Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes.”
Issuer	Terra Property Trust, Inc., a Maryland corporation
Title of the Exchange Notes	7.00% Senior Secured Notes due 2029

Issuer’s option to issue additional notes	We may issue additional Exchange Notes from time to time after the date of issuance of the Exchange Notes having identical terms and conditions to the Exchange Notes, subject to no Event of Default having occurred pursuant to the terms of the Exchange Notes. Any additional notes and the Exchange Notes will together constitute a single series under the indenture governing the Exchange Notes. The issuance of additional notes is subject to compliance on a pro forma basis with the 1.35x Collateral Coverage Ratio and such additional notes will be pari passu with the Exchange Notes. If any additional notes are not fungible with any Exchange Notes for United States federal income tax purposes, or if we otherwise determine that any additional notes should be differentiated from any Exchange Notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series of notes together with the Exchange Notes issued under the indenture governing the Exchange Notes for all purposes.
Principal payable at maturity	100% of the aggregate principal amount; the outstanding principal amount of each Exchange Note will be payable on its stated maturity date at the office of the trustee, collateral agent, paying agent, registrar and transfer agent for the Exchange Notes or at such other office in New York, New York, as we may designate.
Type of note	Fixed rate note.
Listing	We intend to apply to list the Exchange Notes on the NYSE, within 30 days of the original issue date under the trading symbol “TPTS”. There can be no assurances that the Exchange Notes will be listed on the NYSE or, if they are listed on the NYSE, that they will continue to be listed. Satisfaction of the NYSE listing requirements is not a condition to the consummation of the Exchange Offers.
Interest rate	7.00% per annum.
Day count basis	360-day year of twelve 30-day months.
Original issue date	March 30, 2026
Stated maturity date	March 31, 2029.
Date interest starts accruing	March 30, 2026
Interest payment dates	We will pay interest on the Exchange Notes monthly, on the last day of each month, beginning April 30, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Interest periods	The initial interest period will be the period from and including March 30, 2026, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
Regular record dates for interest	The 15th of each month immediately preceding the applicable interest payment date.
Specified currency	U.S. dollars.

Place of payment	New York City.
Security	Subject to certain exceptions, the Exchange Notes will be secured on the Issue Date by perfected Liens granted by us on Capital Interests held by us from time to time in certain of our direct subsidiaries, as further described under “Description of Exchange Notes — Security for the Exchange Notes.”
Ranking
The Exchange Notes will be our senior secured obligations to the extent of the value of the Collateral securing the Exchange Notes, pari passu in right of payment with all of our existing and future unsubordinated debt that is not expressly subordinated in right of payment to the Exchange Notes, senior in right of payment to any of our existing and future debt that is expressly subordinated in right of payment to the Exchange Notes, effectively senior to our existing and future debt that is unsecured or that is secured by a junior lien on the Collateral securing the Exchange Notes, in each case to the extent of the value of the Collateral securing the Exchange Notes, effectively subordinated to all of our existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the Exchange Notes to the extent of the value of such assets securing such debt and other liabilities, and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of ours. Subject to certain exceptions, the Exchange Notes will be secured by a perfected security interest in the Collateral.
The indenture governing the Exchange Notes permits us to release the liens on any of the Collateral securing the Exchange Notes, if (i) no event of default shall have occurred and be continuing, (ii) we maintain a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available), and (iii) certain other requirements are met as further described under “Description of Exchange Notes — Security for the Exchange Notes — Release of Liens.”

Denominations	We will issue the Exchange Notes in denominations of $25 and integral multiples of $25 in excess thereof.
Business day	Each day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
Optional redemptions	Prior to December 31, 2026, we may redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price of 101% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under the caption “Description of Exchange Notes — Optional Redemption” in this Prospectus/Offers to Exchange. We may redeem the Exchange Notes in whole or in part at any time, or from time to time, on or after December 31, 2026, at a redemption price of 100% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption. See “Description of Exchange Notes — Optional Redemption.”
Repayment at option of holders	Holders will not have the option to have the Exchange Notes repaid prior to the stated maturity date.
Defeasance	The Exchange Notes are subject to defeasance by us. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Exchange Notes when due and satisfying any additional conditions required under the indenture relating to the Exchange Notes, we will be deemed to have been discharged from our obligations under the Exchange Notes.
Covenant defeasance	The Exchange Notes are subject to covenant defeasance by us. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed above we would be released from the restrictive covenants under the indenture relating to the Exchange Notes. The consequence to the holders of the Exchange Notes is that, while they no longer benefit from the restrictive covenants under the indenture, and while the Exchange Notes may not be accelerated for any reason, the holders of Exchange Notes nonetheless are guaranteed to receive the principal and interest owed to them.
Form of notes	The Exchange Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Exchange Notes. Beneficial interests in the Exchange Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Exchange Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
Trustee, Collateral Agent, Paying Agent, Registrar, and Transfer Agent	U.S. Bank Trust Company, National Association.
Covenants
The indenture governing the Exchange Notes contains certain covenants that, among other things, limit our ability to:
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incur certain additional indebtedness (as described more fully below);

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pay Dividends (as defined herein) or repurchase Capital Interests (as described more fully below); and

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merge or consolidate with another person.

The indenture governing the Exchange Notes requires us to have a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) in order to:

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pay any Dividends in excess of 90% of the Company’s taxable income or purchase any shares of its outstanding Capital Interests; or

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Incur (as defined herein) any additional Senior Secured Notes (as defined herein).

Events of Default
You will have rights if an Event of Default occurs with respect to the Exchange Notes. The term “Event of Default” in respect of the Exchange Notes means any of the following:
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We do not pay the principal (or premium, if any) of any Exchange Note when due.

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We do not pay interest on any Exchange Note when due and such default is not cured within 30 days.

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We remain in breach of any other covenant with respect to the Exchange Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of the Exchange Notes.

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The occurrence of any of the following: (a) except as permitted by the indenture governing the Exchange Notes, any Security Document (as defined herein) or the Intercreditor Agreement (as defined herein) (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture governing the Exchange Notes, any Lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) we, or any person acting on behalf of us, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of ours set forth in or arising under any Security Document and in the case of clauses (a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days.

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

RISK FACTORS
In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below, as well as the other information included or incorporated by reference in this Prospectus/Offers to Exchange, before deciding whether to participate in the Exchange Offers and Consent Solicitation. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are incorporated herein by reference. If any of the risks contained in or incorporated by reference into this Prospectus/Offers to Exchange develop into actual events, our business, financial condition, liquidity, results of operations, and prospects could be materially and adversely affected. Some statements in this Prospectus/Offers to Exchange, including statements in the following risk factors, constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Exchange Notes
Our indebtedness could adversely affect our financial condition and results of operations.
Our level of indebtedness may adversely affect our operations and limit our growth, and we may have difficulty making debt service payments on our indebtedness as such payments become due. Our indebtedness could have significant adverse consequences to us and the holders of the Exchange Notes, such as:
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limiting our ability to satisfy our financial obligations, including those relating to the Exchange Notes;

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limiting our ability to make dividend payments to stockholders;

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limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

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limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

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limiting our ability to compete with other companies who are not as leveraged, as we may be less capable of responding to adverse economic and industry conditions;

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restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

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restricting the way in which we conduct our business because of financial and operating covenants;

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covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness;

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exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

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exposing us to the risk that our operations and consolidated financial position will be impacted if lenders under our credit facilities fail to meet their funding commitments;

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increasing our vulnerability to a downturn in general economic conditions; and

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limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.

In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

We and our subsidiaries may incur additional secured indebtedness that would effectively subordinate the Exchange Notes to the extent of the collateral securing such additional indebtedness.
The terms of the indenture governing the Exchange Notes will permit the Company and its subsidiaries to incur additional secured indebtedness secured by the same collateral securing the Exchange Notes and/or additional collateral not securing the Exchange Notes. To the extent such additional indebtedness is secured by additional collateral not securing the Exchange Notes, the Exchange Notes will be effectively subordinated to such new indebtedness to the extent of the additional collateral securing such indebtedness.
In addition, the indenture governing the Exchange Notes provides that the Company may only incur additional Senior Secured Notes if, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the incurrence of such debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00. However, the indenture governing the Exchange Notes will not prevent the incurrence of credit agreement indebtedness or other types of borrowings not constituting “Senior Secured Notes” (as such term is defined in “Description of Exchange Notes”) secured by the Collateral regardless of whether the Collateral Coverage Ratio is less than 1.35 to 1.00. The amount of such borrowings could be substantial and could significantly exceed the value of the Collateral.
The Exchange Notes are structurally subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the Exchange Notes to the extent of the assets of such non-guarantor subsidiaries.
As of the date of issuance of the Exchange Notes, none of our subsidiaries will guarantee the Exchange Notes. In the future, at our election, some of our subsidiaries may guarantee the Exchange Notes from time to time. As a result, the Exchange Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the Exchange Notes. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities of the non-guarantor subsidiaries (which as of the date of issuance of the Exchange Notes will constitute all of our subsidiaries), whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the Exchange Notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.
We may in the future have additional non-guarantor subsidiaries and your ability to make a claim against such subsidiaries may also be limited.
The Exchange Notes Indenture contains limited protection for holders of the Exchange Notes.
The Exchange Notes Indenture offers limited protection to holders of the Exchange Notes. The terms of the Exchange Notes Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Exchange Notes. In particular, the terms of the Exchange Notes Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:
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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the notes to the extent of the values of the assets securing such debt and (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the notes;

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sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

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enter into transactions with affiliates;

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create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

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make investments; or

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create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the Exchange Notes Indenture does not require us to offer to purchase the Exchange Notes in connection with a change of control or any other event.
The Company may Incur additional Senior Secured Notes if, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00. The Company is not otherwise required to maintain a specified Collateral Coverage Ratio pursuant to the terms of the Exchange Notes Indenture.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Exchange Notes may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the Exchange Notes Indenture and the Exchange Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.
Covenants in our debt agreements, including the Exchange Notes Indenture, may restrict our operating activities and adversely affect our financial condition, operating results and cash flows.
Our debt agreements contain various financial and operating covenants, including, among other things, certain coverage ratios and limitations on our ability to incur secured and unsecured debt. These restrictive covenants and operating restrictions could have a material adverse effect on our operating results, cause us to lose our REIT status, restrict our ability to finance or securitize new originations and acquisitions, force us to liquidate collateral and negatively affect our financial condition and our ability to pay Dividends. We have received waivers of certain covenants in our debt agreements, but there can be no assurance we will receive similar waivers in the future. The breach of any of these covenants, if not cured within any applicable cure period, could result in a default, including a cross-default, and acceleration of certain of our indebtedness. Accelerating repayment and terminating the agreements will require immediate repayment by us of the borrowed funds, which may require us to liquidate assets at a disadvantageous time, causing us to incur further losses and adversely affecting our results of operations and financial condition, which may impair our ability to make principal and interest payments on our debt obligations. Any failure to make payments when due or upon acceleration could result in the foreclosure upon our assets by our lenders.
In addition, the Company Notes Indenture contains, and the Exchange Notes Indenture that will govern the Exchange Notes will contain, financial and operating covenants, including restrictions on our ability to:
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consummate a merger, consolidation or sale of all or substantially all of our assets;

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pay Dividends or repurchase Capital Interests (as described more fully below); and

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incur additional secured and unsecured indebtedness (as described more fully below).

The Exchange Notes Indenture requires us to have a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) in order to:
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pay any Dividends in excess of 90% of our taxable income or purchase any shares of our outstanding Capital Interests; or

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incur any additional Senior Secured Notes.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict our business activities. Our ability to comply with these and other provisions of our existing debt agreements and the indentures may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Exchange Notes.”
We and our subsidiaries may incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Exchange Notes.
We and our subsidiaries may be able to incur substantial indebtedness in the future. We expect to deploy moderate amounts of additional leverage as part of our operating strategy. Our governing documents contain no limit on the amount of debt we may incur, and, subject to compliance with financial covenants under our borrowings, including under the term loan, the Existing Notes and the Exchange Notes, we may significantly increase the amount of leverage we utilize at any time without approval of our stockholders. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the Exchange Notes.
Depending on market conditions, additional borrowings may include credit facilities, senior notes, repurchase agreements, additional first mortgage loans and securitizations. In addition, we may divide the loans we originate into senior and junior tranches and dispose of the more senior tranches as an additional means of providing financing to our business. To the extent that we use leverage to finance our assets, we would expect to have a larger portfolio of loan assets, but our financing costs relating to our borrowings will reduce our net income. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy such obligations. Any reduction in our ability to make principal and interest payments on our debt obligations, including the Exchange Notes, may have a material adverse effect on our results of operations, financial condition and cash flows.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Exchange Notes.
Any default under the agreements governing our indebtedness that is not waived by the required lenders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Exchange Notes and substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the Exchange Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the other debt we may incur in the future could elect to terminate its commitment, cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the Exchange Notes, which could further limit our ability to repay our debt, including the Exchange Notes. If our operating performance declines, we may in the future need to seek to obtain waivers from the lender under the other debt that we may incur in the future to avoid being in default. If we breach our covenants under the other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the other debt, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt.

We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes and any Existing Notes that remain outstanding upon the completion of the Exchange Offers, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the Exchange Notes and any Existing Notes that remain outstanding upon the completion of the Exchange Offers, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.
We may need to refinance all or a portion of our indebtedness, including the Exchange Notes and any Existing Notes that remain outstanding upon the completion of the Exchange Offers, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
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our financial condition and market conditions at the applicable time; and

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restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the Exchange Notes and any Existing Notes that remain outstanding upon the completion of the Exchange Offers, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Exchange Notes and any Existing Notes that remain outstanding upon the completion of the Exchange Offers. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity investments or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.
If any of our subsidiaries guarantee the Exchange Notes, there are circumstances other than repayment, defeasance or discharge of the Exchange Notes under which such guarantor’s obligations and liabilities under its guarantee of the Exchange Notes may be automatically released without your consent or the consent of the Trustee.
The Exchange Notes will not be guaranteed by any of our subsidiaries at issuance. In the future, at our election, some of our subsidiaries may guarantee the Company’s obligations under the Exchange Notes from time to time, including the due and punctual payment of principal of and interest on the Exchange Notes, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise. Such guarantor may be automatically and unconditionally released and discharged from its guarantee obligations with respect to the Exchange Notes without your consent or the consent of the Trustee:
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upon the merger, amalgamation, consolidation or division of such guarantor with and into the Company or another guarantor or upon the liquidation or winding up of such guarantor; or

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upon any direct or indirect sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the equity interests of such guarantor, after which the applicable guarantor is no longer a subsidiary or (ii) all or substantially all of the assets of such guarantor; or

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if such guarantor no longer holds any Collateral upon a release of a security interest therein in accordance with the provisions under the caption “Description of Exchange Notes — Security for the Exchange Notes — Release of Liens.”

Upon the release of any guarantee of the Exchange Notes by a guarantor, (i) holders of the Exchange Notes will no longer have any claim against such guarantor, and will be creditors solely of us, and (ii) there will be a corresponding release of the security interest in the Collateral owned by such guarantor in accordance with the provisions under the caption “Description of Exchange Notes — Security for the Exchange Notes — Release of Liens.”
The issuance of the Exchange Notes and the granting of the liens in respect thereof could be wholly or partially voided as preferential or a fraudulent transfer or fraudulent conveyance by a bankruptcy court.
Under the U.S. Bankruptcy Code, new security interests granted on additional collateral granted on previously unsecured debt, such as the Existing Notes, may potentially be avoidable as a preference under certain circumstances. If we were to become a debtor in a case under the U.S. Bankruptcy Code within 90 days after we consummate the Exchange Offers (or, with respect to any insiders, as defined in the U.S. Bankruptcy Code, within one year after consummation of the Exchange Offers), and the court determines that we were insolvent at the time of the Exchange Offers (for preference purposes, we would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the issuance of the Exchange Notes, or the granting of the liens in respect thereof involved a preferential transfer. If the court determined that the Exchange Offers effected a preference, then any such preferential transfer (which may include the grant of liens to secure the Exchange Notes), absent any of the U.S. Bankruptcy Code’s potential defenses to avoidance, may be avoided, in whole or in part, and, to the extent avoided, the value of any consideration holders received with respect to such Exchange Notes could be recovered from us or such holders and possibly from subsequent transferees.
In addition, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may avoid any transfer of an interest of a debtor in property, or any obligation incurred by a debtor, if among other things, the debtor conveyed the assets with an actual intent to hinder, delay or defraud its creditors, or the debtor received less than reasonably equivalent value or fair consideration in exchange for such transfer or obligation, and the debtor (a) was insolvent or rendered insolvent by reason of such incurrence; (b) was engaged in a business or transaction for which the debtor’s remaining assets constituted unreasonably small capital; or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts mature. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not the debtor was insolvent at the relevant time. Generally, however, a debtor would be considered insolvent if (a) the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; or (b) if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or (c) it could not pay its debts as they become due.
A court may “collapse” the component steps of the restructuring into a single set of integrated transactions to determine whether the restructuring overall effected a fraudulent transfer or fraudulent conveyance. The transfers and obligations in respect of the Exchange Offers may be subject to avoidance under state fraudulent transfer or fraudulent conveyance laws or if we become the subject of a bankruptcy proceeding if a court concludes that we issued the Exchange Notes, or granted the liens securing such indebtedness, for less than reasonably equivalent value or fair consideration, other elements of the statutes are satisfied, and no applicable defense exists. Here, we will not receive any cash proceeds from the Exchange Offers. A court may find that the tender of the Existing Notes did not constitute reasonably equivalent value or fair consideration for the interests in the Exchange Notes (including the grant of liens to secure the Exchange Notes).
Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.
As of the date of issuance of the Exchange Notes, none of our subsidiaries will guarantee the Exchange Notes. In the future, at our election, some of our subsidiaries may guarantee the Exchange Notes from time to time. If we or any such guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, a court may void, subordinate or otherwise decline to enforce the Exchange Notes, a guarantee may be voided, the related security interests may be voided, or claims in respect of a guarantee may be subordinated to all other debts of that guarantor. Specifically, the guarantees may be voided as fraudulent transfers or fraudulent conveyances if the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The court might also avoid such guarantee, without regard to the above factors, if it found that the subsidiary entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors. A court would also likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and related security agreements if the guarantor did not substantially benefit directly or indirectly from the issuance of the Exchange Notes. Specifically, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the Guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration and a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Exchange Notes.
The measures of insolvency for purposes of these fraudulent transfer or fraudulent conveyance laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer or fraudulent conveyance has occurred, such that we cannot be certain as to the standards a court would use to determine whether or not we or any guarantor were insolvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that we or a guarantor was indeed insolvent on that date; that any payments to the holders of the Exchange Notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the Exchange Notes and the related guarantees would not be subordinated to our or any guarantor’s other debt. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

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if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer or fraudulent conveyance. This provision may not be effective as a legal matter to protect the guarantees from being voided under fraudulent transfer or fraudulent conveyance law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
In addition, any payment by us pursuant to the Exchange Notes or by a guarantor under a guarantee made at a time we or such guarantor was found to be insolvent could be voided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 liquidation. We cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. Sufficient funds to repay the Exchange Notes may not be available from other sources, including us or the remaining guarantors, if any. If a court avoided such guarantee or the related security interest, we would no longer have a claim against such subsidiary or the Collateral granted by such subsidiary to secure its guarantee. In addition, the court might direct you to repay any amounts already received from such subsidiary. If the court were to avoid any guarantee, we cannot assure you that funds would be available to pay the related indebtedness from another subsidiary or from any other source.
The Exchange Notes will have a later maturity than the Existing Notes. To the extent that a holder of Existing Notes exchanges Existing Notes for Exchange Notes, such holder will be exposed to the risk of nonpayment for a longer period than the holders of Existing Notes who do not exchange their Existing Notes. For example, following the maturity date of the Existing Notes, but prior to the maturity dates of the Exchange Notes, we may become subject to a bankruptcy or similar proceeding. If such a proceeding were to occur, holders of Existing Notes may be paid in full at maturity, while there is a risk that the holders of the Exchange Notes would not be paid in full for subsequent distributions due on the Exchange Notes or in connection with any bankruptcy or similar proceeding.
Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Exchange Notes.
As of September 30, 2025, we had approximately $60.2 million of variable interest rate debt outstanding. We seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements. However, hedging arrangements involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Exchange Notes.
In addition, the REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate and currency risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges an instrument described in clause (A) or (B) for a period following the extinguishment of the liability or the disposition of the asset that was previously hedged by the hedged instrument, and (ii) such instrument is properly identified under the applicable Treasury Regulations.
As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because a TRS would be subject to corporate tax on its income. Moreover, the limits on our use of hedging techniques could expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS would generally not provide any tax benefit to us since such losses may not be used to offset our taxable income, although such losses may be carried forward to offset future taxable income of the TRS.
An increase in interest rates could result in a decrease in the relative value of the Exchange Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market value of the Exchange Notes may decline. We cannot predict the future level of market interest rates.
We may choose to redeem the Exchange Notes when prevailing interest rates are relatively low.
The Exchange Notes are redeemable at our option and we may choose to redeem some or all of the Exchange Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Exchange Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Exchange Notes being redeemed. See “Description of Exchange Notes — Optional Redemption.”
We do not intend to seek a credit rating for the Exchange Notes.
We do not intend to seek a credit rating for the Exchange Notes. As a result, the Exchange Notes may not be rated by any nationally recognized statistical rating organization. The absence of a rating could adversely affect the liquidity and trading price of the Exchange Notes and may limit the market for the Exchange Notes. In addition, if one or more rating agencies were to rate the Exchange Notes, any rating assigned could be lower than investors expect and could be reduced, withdrawn or suspended at any time, which could further adversely affect the trading price and liquidity of the Exchange Notes.
Risks Related to the Exchange Offers and the Consent Solicitation
The Proposed Amendments to the Company Notes Indenture will afford reduced protection to remaining holders of Company Notes.
If the Proposed Amendments to the Company Notes Indenture are adopted, the covenants and some other terms of the Company Notes will be materially less restrictive and will afford significantly reduced protection to holders of the Company Notes compared to the covenants and other provisions currently contained in the Company Notes Indenture.
The Proposed Amendments to the Company Notes Indenture would, among other things, eliminate:
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substantially all of the restrictive covenants in the Company Notes Indenture;

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certain events of default terms and conditions applicable to the Company Notes; and

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all of the Company’s reporting obligations under the Company Notes Indenture, except as may be required by applicable law.

If the Proposed Amendments to the Company Notes Indenture are adopted, the Proposed Amendments will apply to all of the Company Notes that are not acquired in the applicable Exchange Offer, even though not all of the holders of the Company Notes consented to the Proposed Amendments. These amendments will permit us to take certain actions previously prohibited that could increase the credit risk with respect to the Company, and might adversely affect the liquidity, market price and price volatility of the Company Notes or otherwise be adverse to the interests of the holders of the Company Notes. See “The Proposed Amendments.”
Though we intend to apply to list the Exchange Notes on the NYSE, we may not be able to meet the NYSE listing requirements, which could adversely affect the liquidity of and trading market for the Exchange Notes.
Though we intend to apply to list the exchange notes on the NYSE, we cannot assure you that the Exchange Notes will be approved for listing and the NYSE accepting the Exchange Notes for listing is not a condition to the consummation of the Exchange Offer. Approval is subject to the NYSE’s listing requirements, including applicable distribution standards. Participation in the Exchange Offers is voluntary, and we cannot predict the level of participation by holders of the Existing Notes. If we do not satisfy the NYSE’s listing requirements, including minimum holder distribution thresholds, the Exchange Notes may not be listed.
If the Exchange Notes are not listed on the NYSE, there may be limited or no liquidity for the Exchange Notes, and holders may have difficulty selling their Exchange Notes at attractive prices, or at all. Even if the Exchange Notes are listed, there can be no assurance that an active trading market will develop or be sustained.
The liquidity of the Company Notes that are not exchanged will be reduced.
Upon the completion of the applicable Exchange Offer and the Consent Solicitation, we intend to delist any remaining Company Notes from the NYSE. Consequently, the trading market for unexchanged

Company Notes will become more limited and could cease to exist due to the delisting and the reduction in the amount of the Company Notes outstanding upon consummation of the applicable Exchange Offer and the Consent Solicitation. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Company Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Company Notes will exist, develop or be maintained or as to the prices at which the unexchanged Company Notes may be traded. In addition, certain credit ratings on the unexchanged Company Notes may be withdrawn or downgraded after the completion of the applicable Exchange Offer, which could further materially adversely affect the market price for each series of unexchanged Company Notes.
We cannot predict, and you will not know when making your decision to participate in the Exchange Offers and the Consent Solicitation, the amount of Existing Notes exchanged. The amount of Company Notes issued could be different or less than anticipated. This could impact the liquidity and trading market of the Company Notes. We may also in the future engage in other liability management transactions or seek to acquire untendered Company Notes in open market or privately negotiated transactions, through subsequent tender offers, exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of the Exchange Offers.
Existing ratings for the Existing Notes may not be maintained after the Exchange Offer.
We cannot assure you that, as a result of the Exchange Offer or otherwise, the rating agencies will not downgrade or negatively comment upon the ratings for unexchanged Existing Notes. Any downgrade or negative comment would likely adversely affect the market price of the Existing Notes.
The Exchange Offers and Consent Solicitation may be cancelled or delayed.
We reserve the right, subject to applicable law, to amend or extend either or both of the Exchange Offers and the Consent Solicitation at any time or to amend or modify the Exchange Consideration or any other terms applicable to the Existing Notes. Subject to applicable law, we may terminate either or both of the Exchange Offers or Consent Solicitation if any of the Requisite Consents or other conditions described under “The Exchange Offers and Consent Solicitation — Conditions to Each Exchange Offer and the Consent Solicitation” are not satisfied or waived by the Expiration Date. Even if the Exchange Offers are consummated, they may not be consummated on the schedule described in this Prospectus/Offers to Exchange. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers or sales of their Existing Notes tendered pursuant to the Exchange Offers. This could expose holders to a risk of loss for a longer period of time, and holders may recover less, or nothing, than if they had not participated in the Exchange Offers.
Limited participation in the Exchange Offers could result in Terra LLC defaulting on the Terra LLC Notes that remain outstanding after the Exchange Offers are completed.
Participation in the Exchange Offers may be limited. If only a small portion of the Terra LLC Notes are exchanged pursuant to the applicable Exchange Offer, a significant amount of Terra LLC Notes could remain outstanding after the Exchange Offers are completed.
Terra LLC has limited liquidity. As disclosed, Terra LLC had cash and cash equivalents of approximately $0.4 million as of December 31, 2025. In addition, the Company is not a guarantor of the Terra LLC Notes and has no contractual obligation to lend or contribute funds to Terra LLC to enable it to repay those notes. As a result, if a substantial principal amount of the Terra LLC Notes remains outstanding following completion of the Exchange Offers, without additional liquidity provided by the company Terra LLC may not have sufficient liquidity to repay those notes when due and could default on those obligations. In that event, as of March 31, 2026, there would be a payment default at final maturity under the Terra LLC Notes. Any Exchange Notes and any unexchanged Company Notes would not have the benefit of any cross-default protection arising from such a payment default by Terra LLC in respect of any Terra LLC Notes that would remain outstanding.

You may not receive Exchange Notes in the Exchange Offers if the procedures for the Exchange Offers are not followed.
We will issue the Exchange Notes in exchange for your Existing Notes only if you (i) tender your Existing Notes through DTC’s ATOP, if you hold your Existing Notes in book entry, or (ii) instruct your custodian bank, depositary, broker, trust company or other nominee to tender your Existing Notes on your behalf, if your Existing Notes are issued in certificated form and are held of record by such institution. Delivery of Exchange Notes in exchange for Existing Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of book-entry confirmation of a book-entry transfer of Existing Notes into the Exchange Agent’s account at DTC, New York, New York as a depository, including an agent’s message. Eligible Holders who would like to tender Existing Notes in exchange for Exchange Notes should follow the procedures described in this Prospectus/Offers to Exchange under “The Exchange Offers and Consent Solicitation.” None of we, Terra LLC, the Exchange Agent, the Information Agent, the Dealer Manager and Solicitation Agent, or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange.
We may acquire Company Notes in future transactions.
Following the Exchange Offers, we may in the future seek to acquire untendered Company Notes in open market or privately negotiated transactions, through a subsequent exchange offer, tender offer or otherwise. The terms of any of those purchases or offers could differ from the terms of the Exchange Offers and the Consent Solicitation, and such other terms may be more or less favorable to holders of Company Notes.
The consideration to be received in the Exchange Offers does not reflect any valuation of the Existing Notes or the Exchange Notes and is subject to market volatility.
We have made no determination that the consideration to be received in the Exchange Offers represents a fair valuation of either the Existing Notes or the Exchange Notes. We have not obtained a fairness opinion from any financial advisor about the fairness to us or to you of the consideration to be received by holders of Existing Notes. Accordingly, none of the Company, Terra LLC, the Manager, the Exchange Agent, the Information Agent, the Dealer Manager and Solicitation Agent or the Trustee, or any other person is making any recommendation as to whether or not you should tender Existing Notes for exchange in the Exchange Offers or deliver a consent pursuant to the Consent Solicitation.
There is limited ability to withdraw tendered Existing Notes.
Tenders of Existing Notes may be validly withdrawn at any time at or before the Expiration Date, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. In addition, we may, in our sole discretion subject to applicable law, extend the Expiration Date or, at any time prior to the Settlement Date, terminate either or both of the Exchange Offers. Payment of the Exchange Consideration is dependent upon the satisfaction or waiver of the conditions to the Exchange Offers. Therefore, holders that tender Existing Notes at or before the Expiration Date could face a significant delay in receiving payment of their consideration and may not have the ability to validly withdraw or trade tendered Existing Notes during that time. If the Expiration Date is extended, holders that tender those Existing Notes could be forced to wait for an extended period of time before receiving payment for their Existing Notes.
Risks Related to the Collateral Securing the Exchange Notes
It may be difficult to realize the value of the Collateral securing the Exchange Notes.
No appraisal of the value of the Collateral securing the Exchange Notes has been made in connection with the Exchange Offers and the value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value, particularly given that the Collateral consists of, among other things, pledges over capital stock. Consequently, liquidating the Collateral securing the

Exchange Notes may not produce proceeds in an amount sufficient to pay all or any amounts due on the Exchange Notes. These risks may not be exacerbated in a distressed situation.
The fair market value of the Collateral securing the Exchange Notes is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In the event of a foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Exchange Notes. In addition, in the event of any such proceeding, the ability of the holders of the Exchange Notes to realize upon any of the Collateral may be subject to bankruptcy and insolvency law limitations. See “Description of Exchange Notes — Security for the Exchange Notes.”
The Exchange Notes Indenture will permit us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the Exchange Notes. Moreover, the Exchange Notes Indenture will also allow us, subject to compliance with the covenants therein, to sell the assets held by the Company, which is not Collateral securing the Exchange Notes, without repaying the Exchange Notes with the proceeds thereof. In either case, this would reduce amounts payable to holders of the Exchange Notes from the proceeds of any sale of the Collateral.
The security interest of the Collateral Agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The Collateral Agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on such assets. Accordingly, the Collateral Agent may not have the ability to foreclose or realize upon those assets and the value of the Collateral may significantly decrease.
The Collateral securing the Exchange Notes may be diluted under certain circumstances.
The Collateral that will secure the Exchange Notes may also secure additional senior indebtedness, including additional note offerings, that we incur in the future, subject to restrictions on our ability to incur debt and liens under the Exchange Notes Indenture. Your rights to the Collateral would be diluted by any increase in the indebtedness secured by the Collateral on a pari passu or priority basis.
Following the commencement of any bankruptcy, insolvency or restructuring case of the Company, solely as among the holders of Pari Passu Obligations and solely for purposes of the waterfall provisions of the Intercreditor Agreement and not any other documents governing such Pari Passu Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of post-petition interest, fees, and expenses on such Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral to be allowed under Sections 506(a) and (b) of the U.S. Bankruptcy Code or any other applicable provision of the U.S. Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral allowable under Sections 506(a) and (b) of the U.S. Bankruptcy Code or any other applicable provision of the U.S. Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, and after discharge of all Pari Passu Obligations, to the Company or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
In addition, under the Intercreditor Agreement, the Applicable Authorized Representative will initially be the representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Pari Passu Obligations which have an equal outstanding principal amount, the Series of Pari Passu Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount.
The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the Collateral securing the Exchange Notes. There are also certain other assets that are also excluded from the Collateral.
The Collateral securing the Exchange Notes may also be subject to liens permitted under the terms of the Exchange Notes Indenture, whether arising on or after the date the Exchange Notes are issued. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the Exchange Notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral. In addition, the Collateral will exclude certain “excluded property,” and the value of such excluded property could be material.
Lien searches may not reveal all existing liens on the Collateral.
We cannot guarantee that the lien searches conducted on the Collateral securing the Exchange Notes will reveal all existing liens on such Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the Exchange Notes and could have an adverse effect on the ability of the Collateral Agent to realize or foreclose upon such Collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.
Security interests over certain Collateral may not be in place by the issue date of the Exchange Notes or may not be perfected by the issue date of the Exchange Notes. Creation or perfection of such security interests after the issue date of the Exchange Notes increases the risk that the liens granted by those security interests could be avoided.
Certain security interests in favor of the Collateral Agent may not be in place or perfected as of the issue date of the Exchange Notes. To the extent any liens on or security interest in the Collateral securing the Exchange Notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the Exchange Notes Indenture and the Security Documents, within a period of time to be determined by the Company. Under U.S. bankruptcy law, to the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date these Exchange Offers close, that security interest would remain at risk of being voided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period).
Your rights in the Collateral may be adversely affected by the failure to perfect security interests in Collateral.
Applicable law provides that a security interest in certain tangible and intangible assets can be properly perfected and its priority retained only through certain actions undertaken by the secured party. The Collateral Agent has no obligation whatsoever to take any actions necessary to create properly perfected security interests in the Collateral securing the Exchange Notes, accordingly there can be no assurance that the Collateral Agent on behalf of the holders of the Exchange Notes, as applicable, has taken any actions necessary to create properly perfected security interests in the Collateral securing the Exchange Notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We have limited obligations to perfect the Collateral Agent’s security interest in specified Collateral. The Collateral Agent has no obligation whatsoever to monitor the future acquisition of property and rights that constitute Collateral, and the Collateral Agent has no obligation whatsoever to take any action to properly perfect the security interest in such after-acquired Collateral, accordingly there can be no assurance that the Collateral Agent will monitor the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. The Collateral Agent does not have any obligation to monitor the acquisition of additional property or rights that constitute Collateral or to monitor or continue the perfection of any security interest. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the Exchange Notes against third parties. Even if the Collateral Agent does properly perfect liens on Collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “— Federal and state statutes allow courts, under specific circumstances, to void guarantees and the related security interests, and require debtholders to return payments received or prevent debtholders from receiving payments.”
There are circumstances, other than repayment, defeasance or discharge of the Exchange Notes, under which the Collateral securing the Exchange Notes and any future guarantees will be released automatically, without your consent or the consent of the Trustee.
Subject to applicable law, the Exchange Notes Indenture and the Security Documents provide that the liens on the Collateral securing the Exchange Notes and any future guarantees will automatically and without the need for any further action by any person be released:
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in whole upon:

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payment in full of the principal of, together with accrued and unpaid interest, if any, on the Exchange Notes and all other obligations under the Exchange Notes Indenture, any future guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, if any, are paid;

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satisfaction and discharge of the Exchange Notes Indenture as set forth below under “Description of Exchange Notes — Satisfaction and Discharge”; or

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a legal defeasance or covenant defeasance of the Exchange Notes Indenture as set forth below under “Description of Exchange Notes — Defeasance”;

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in part, as to any property that (a) is sold, transferred, leased or otherwise disposed of by the Company or any future guarantors in a transaction not prohibited by the Exchange Notes Indenture at the time of such sale, transfer or disposition, including, without limitation, as a result of a transaction of the type permitted under “Description of Exchange Notes — Mergers or Consolidations” or (b) is owned or at any time acquired by any future guarantor that has been released from its guarantee in accordance with the Exchange Notes Indenture, concurrently with the release of such guarantee;

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in part, if (1) no event of default shall have occurred and be continuing, and (2) the Collateral Coverage Ratio after giving effect to such release (and, if applicable, to the substantially concurrent grant of a security interest in Additional Collateral) is at least 1.35 to 1.00 and certain other requirements are met as further described under “Description of Exchange Notes — Security for the Exchange Notes — Release of Liens”; and

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in part, in accordance with the applicable provisions of the Security Documents and the Exchange Notes Indenture.

As a result, we cannot assure holders of the Exchange Notes that the Exchange Notes will continue to be secured by this group of our assets. Moreover, the Exchange Notes Indenture will also allow us, subject to compliance with the covenants therein, to sell the assets held by us and any of our subsidiaries, which is not Collateral securing the Exchange Notes, without repaying the Exchange Notes with the proceeds thereof. In addition, any future guarantee of a guarantor will be automatically released in connection with a sale of that guarantor, if the transaction is in accordance with the Exchange Notes Indenture.
The Collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the pledged Collateral will be sufficient to satisfy all of our secured obligations, including the Exchange Notes.

In the event of a total or partial loss to any of the pledged Collateral or any of the assets of the Company or any of its subsidiaries, such assets may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to replace such items could cause significant delays.
If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral.
The right of the Collateral Agent to foreclose upon, repossess, and dispose of the Collateral upon the occurrence of an event of default under the Exchange Notes Indenture is likely to be significantly impaired (or at a minimum delayed) by the U.S. Bankruptcy Code if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the Collateral. Upon the commencement of a case under the U.S. Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such debtor, without prior bankruptcy court approval, which may not be given under the circumstances. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and use cash and other collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.
In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:
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whether or when payments under the Exchange Notes could be made following the commencement of a bankruptcy case, or the length of any delay in making such payments;

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whether or when the Collateral Agent could or would repossess or dispose of the Collateral;

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the value of the Collateral at the time of the bankruptcy petition; or

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whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Any disposition of the Collateral during a bankruptcy case would also require permission from the bankruptcy court (which may not be given under the circumstances). Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on debt which is to be paid first out of the proceeds of the Collateral, the holders of the Exchange Notes would hold a secured claim only to the extent of the value of the Collateral to which the holders thereof are entitled and unsecured claims with respect to any shortfall. The U.S. Bankruptcy Code only permits the payment and accrual of post-petition interest, costs, expenses, and attorneys’ fees or “adequate protection” to a secured creditor during a debtor’s bankruptcy case to the extent the value of its Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.
In the event of a bankruptcy, holders of the Exchange Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Exchange Notes exceed the fair market value of the Collateral.
In any bankruptcy proceeding with respect to us, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the Exchange Notes on the date of the bankruptcy filing was less than the then current principal amount of the Exchange Notes. Upon a finding by the bankruptcy court that the Exchange Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to such Exchange Notes would be bifurcated between a secured claim and an unsecured claim. The unsecured claims would not be entitled to the benefits of security in the Collateral. In such event, the secured claims of the holders of the Exchange Notes would be limited to the value of the Collateral.
The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the holders of the Exchange Notes to receive post-petition interest, fees, or expenses and a lack of entitlement on the part of the unsecured portion of such Exchange Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Exchange Notes.
The security over the Collateral will not be granted directly to the holders of the Exchange Notes.
The security interests in the Collateral that will secure our obligations under the Exchange Notes will not be granted directly to the holders of such indebtedness but will be granted only in favor of the Collateral Agent on behalf of the holders of the Exchange Notes. As a consequence, the holders of the Exchange Notes will not be entitled to take enforcement action in respect of the Collateral, except through the Collateral Agent.
We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Exchange Notes.
Subject to the terms of the Exchange Notes Indenture, the Security Documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the Exchange Notes and any future guarantees and the underlying assets held by any guarantors. For example, so long as no default or event of default under the Exchange Notes Indenture would result therefrom, we may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral and underlying assets held by any guarantors, such as selling, factoring, abandoning or otherwise disposing of Collateral and such underlying assets and making ordinary course cash payments (including repayments of indebtedness).
The Collateral securing the Exchange Notes will consist of Capital Interests held by the Company in certain of its direct subsidiaries.
The Collateral securing the Exchange Notes will initially consist solely of Capital Interests held by the Company in certain of its direct subsidiaries. The holders of the Exchange Notes will not benefit from any liens granted on any other assets held by the Company (other than such Capital Interests). Moreover, the holders of the Exchange Notes will not benefit from any liens granted by any of such direct subsidiaries of the Company in their respective assets. The Exchange Notes Indenture does not limit the ability of such direct subsidiaries from incurring indebtedness, incurring liens, selling assets or entering into a merger or consolidation. Depending on the actions taken by such direct subsidiaries, the value of the Capital Interests in such direct subsidiaries of the Company may diminish and such diminution may be significant.

THE EXCHANGE OFFERS AND CONSENT SOLICITATION
Participation in the Exchange Offers and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section titled “Risk Factors” in this Prospectus/Offers to Exchange. Note holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment, and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offers to Exchange in its entirety, and the information and documents that have been included herein or are incorporated herein by reference, before making a decision regarding the Exchange Offers and Consent Solicitation.
Purpose of the Exchange Offers and Consent Solicitation
We believe that the Exchange Offers are an important component of our plan to re-calibrate our capital structure by unifying the Existing Notes into a singular larger, more liquid offering and diversify our funding sources consisting of capital markets debt and secured debt facilities. The Exchange Offers will give existing holders of the Terra LLC Notes the option to obtain securities issued by the Company and existing holders of the Company Notes the option of an increased interest rate. Holders of the Existing Notes will also receive the benefit of obtaining securities which are secured by the Collateral. The Company may pursue a rating of the Exchange Notes by a nationally recognized statistical rating organization; however, no assurance can be given that any such rating will be obtained if pursued.
We are conducting the Consent Solicitation to eliminate substantially all of the restrictive covenants in the Company Notes Indenture.
Terms of the Exchange Offers and Consent Solicitation
In the Exchange Offers, we are offering in exchange for the outstanding Existing Notes as follows the Exchange Notes:
Aggregate Principal Amount ($mm)	Existing Notes to be Exchanged	CUSIP No.	Exchange Notes to be Issued by the Company	Exchange Consideration(1)
				Exchange Notes (principal amount)
$80.4	Terra Property Trust, Inc.’s 6.00% Senior Notes due June 30, 2026	88104K 105	7.00% Senior Secured Notes due 2029	$25.00
$38.4	Terra Income Fund 6, LLC’s 7.00% Senior Notes due March 31, 2026	88104C 202		$25.00
In exchange for each $25.00 principal amount of Existing Notes that is validly tendered and not validly withdrawn prior to the Expiration Date, holders will receive the Exchange Consideration set forth in the table above.
The Exchange Notes will be issued only in denominations of $25.00 and whole multiples of $25.00. See “Description of Exchange Notes — General.”
The terms of the Exchange Notes to be issued by the Company in the Exchange Offers will differ from those of the Existing Notes to be exchanged. The Exchange Notes will accrue interest at an annual interest rate of 7.00% from and including the Settlement Date, payable monthly, on the last day of each month, beginning April 30, 2026. The Exchange Notes will mature on March 31, 2029. Prior to December 31, 2026, we may redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price of 101% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption. We may redeem the Exchange Notes in whole or in part at any time, or from time to time, on or after December 31, 2026, at a redemption price of 100% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption, as further described under the caption “Description of Exchange Notes — Optional Redemption” in this Prospectus/Offers to Exchange. The Exchange Notes received in exchange for the tendered Existing Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Existing Notes; provided, that interest will only accrue with respect to the aggregate principal amount of Exchange Notes you receive, which may be less than the principal amount of Existing Notes you tender for exchange. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Existing Notes you exchange at the time of the exchange.
The Exchange Notes are a new series of debt securities that will be issued under the Exchange Notes Indenture. The terms of the Exchange Notes will include those expressly set forth in such notes and the Exchange Notes Indenture and those made part of the Exchange Notes Indenture by reference to the Trust Indenture Act. See “Description of Exchange Notes” for more information on the terms of the Exchange Notes.
In conjunction with the Exchange Offers, we are also soliciting consents from the holders of the Company Notes to effect a number of amendments to the Company Notes Indenture. You may not tender your Company Notes in the applicable Exchange Offer without delivering your consent to the Proposed Amendments in the Consent Solicitation and you may not consent to the Proposed Amendments in the Consent Solicitation without tendering your Company Notes in the applicable Exchange Offer. By tendering your Company Notes for exchange, you will be deemed to have validly delivered your consent to all the Proposed Amendments to the Company Notes Indenture, as further described under “The Proposed Amendments.”
The consummation of each Exchange Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of the conditions discussed under “— Conditions to Each Exchange Offer and the Consent Solicitation,” including receipt of the Requisite Consents in respect of the Company Notes. We may, at our option and in our sole discretion, waive any such conditions. For information about other conditions to our obligations to complete each Exchange Offer, see “— Conditions to Each Exchange Offer and the Consent Solicitation.” For a description of the Proposed Amendments, see “The Proposed Amendments.”
If the applicable Requisite Consents are received and accepted with respect to the Company Notes before the Expiration Date, then the Company and the Trustee will execute a supplemental indenture effectuating the Proposed Amendments with respect to the Company Notes. Under the terms of the supplemental indenture, the Proposed Amendments to the Company Notes Indenture will become effective on the Settlement Date, assuming the satisfaction or waiver of the conditions discussed under “— Conditions to Each Exchange Offer and the Consent Solicitation.” Each non-consenting holder of the Company Notes will be bound by the terms of the supplemental indenture.
Conditions to Each Exchange Offer and the Consent Solicitation
The consummation of each Exchange Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of the following conditions: (a) the receipt of the applicable Requisite Consents described above under “— Terms of the Exchange Offers and Consent Solicitation,” (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Company Notes held by persons other than the Company, as issuer under the Company Notes, or any person directly or indirectly controlling or controlled or under direct or indirect common control with the Company, as of the Expiration Date, as it may be extended at the Company’s discretion and (c) the following statements are true:
(1)
The registration statement, of which this Prospectus/Offers to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

(2)
In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to such Exchange Offer, the exchange of Existing Notes under such Exchange Offer, the Consent Solicitation or the Proposed Amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:
•
challenges such Exchange Offers, the exchange of Existing Notes under such Exchange Offers, the Consent Solicitation or the Proposed Amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, such Exchange Offer, the exchange of Existing Notes under such Exchange Offer, such Consent Solicitation or such Proposed Amendment; or

•
in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of our Company and our subsidiaries, taken as a whole, or materially impair the contemplated benefits to our Company of such Exchange Offer, the exchange of Existing Notes under such Exchange Offer, the Consent Solicitation or the Proposed Amendments, or might be material to holders of Existing Notes in deciding whether to accept such Exchange Offer and give their consents;

(3)
None of the following has occurred:

•
any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•
a material impairment in the general trading market for debt securities;

•
a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•
a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States;

•
any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

•
any material adverse change in United States securities or financial markets generally; or

•
in the case of any of the foregoing existing at the time of the commencement of such Exchange Offer, a material acceleration or worsening thereof; and

(4)
The Trustee, upon being provided with an officer’s certificate an opinion of counsel satisfactory to it (upon which the Trustee shall be entitled to conclusively rely without investigation), has executed and delivered a supplemental indenture relating to the Proposed Amendments with respect to the Company Notes.

All of these conditions are for our sole benefit and may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Existing Notes to challenge such determination in a court of competent jurisdiction.
Expiration Date; Extensions; Amendments
The Expiration Date for the Exchange Offers and Consent Solicitation shall be the time immediately following 5:00 p.m., New York City time, on March 26, 2026, subject to our right to extend that date and time in our sole discretion in respect of either or both of the Exchange Offers, in which case the Expiration Date for an Exchange Offer shall be the latest date and time to which we have extended such Exchange Offer.
Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to either or both of the Exchange Offers and Consent Solicitation to:
(1)   delay accepting any Existing Notes, to extend such Exchange Offers and Consent Solicitation or to terminate such Exchange Offer and Consent Solicitation and not accept any Existing Notes in such Exchange Offer; and

(2)   amend, modify or waive in part or whole, at any time, or from time to time, the terms of such Exchange Offer and Consent Solicitation in any respect, including waiver of any conditions to consummation of either Exchange Offer or the Consent Solicitation.
If we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of an Exchange Offer and the Consent Solicitation, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.
The minimum period during which an Exchange Offer and the Consent Solicitation will remain open following material changes in the terms of such Exchange Offer and the Consent Solicitation or in the information concerning such Exchange Offer and the Consent Solicitation will depend upon the facts and circumstances of such change, including the relative materiality of the changes.
In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Existing Notes sought, the relevant Exchange Offer and the Consent Solicitation will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Existing Notes.
If the terms of the Exchange Offers and Consent Solicitation are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Existing Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Existing Notes of such amendment, and will extend the relevant Exchange Offer and the Consent Solicitation, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Existing Notes, if the Exchange Offers and the Consent Solicitation would otherwise expire during such time period.
Effect of Tender
Any tender of an Existing Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and the Company and a consent to the Proposed Amendments, as applicable, upon the terms and subject to the conditions of the applicable Exchange Offer. The acceptance of an Exchange Offer by a tendering holder of Existing Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
The Exchange Notes will be our senior secured obligations. Consequently, holders of Existing Notes participating in the Exchange Offers and the Consent Solicitation will receive Exchange Notes which rank senior to the Existing Notes. Holders of Terra LLC Notes tendering in the Exchange Offer will also receive the benefit of having the Company as the primary obligor of the Exchange Notes.
If the Proposed Amendments to the Company Notes Indenture have been adopted, the Proposed Amendments will apply to all of the Company Notes that are not acquired in the applicable Exchange Offer, even though not all of the holders of the Company Notes consented to the Proposed Amendments. Thereafter, all such Company Notes will be governed by the Company Notes Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Company Notes Indenture or those applicable to the Exchange Notes. See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitation —  The Proposed Amendments to the Company Notes Indenture will afford reduced protection to remaining holders of Company Notes.”
Absence of Dissenters’ Rights
Holders of the Existing Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the Existing Notes Indentures and the Existing Notes, or under the terms of the Existing Notes Indentures in connection with the Exchange Offers, the Consent Solicitation or Proposed Amendments.

Acceptance of Existing Notes for Exchange; Exchange Notes
Assuming the conditions to each Exchange Offer are satisfied or waived, we will issue Exchange Notes in book-entry form promptly on the Settlement Date, which we expect to be on or about March 30, 2026, or on or about the second Business Day following the Expiration Date (in exchange for Existing Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).
We will be deemed to have accepted validly tendered Existing Notes (and will be deemed to have accepted validly delivered consents to the Proposed Amendments for the Company Notes Indenture) if and when we have given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of each Exchange Offer, delivery of Exchange Notes will be made by the Exchange Agent on the Settlement Date upon receipt of such notice. The Exchange Agent will act as agent for participating holders of the Existing Notes for the purpose of receiving consents and Existing Notes from, and transmitting Exchange Notes to, such holders. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Existing Notes are withdrawn prior to the Expiration Date of the Exchange Offers, such unaccepted or withdrawn Existing Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offers.
Procedures for Consenting and Tendering
We will conduct the Exchange Offers in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.
If you hold Existing Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Existing Notes using the procedures described in this Prospectus/Offers to Exchange. The proper tender of Company Notes will constitute an automatic consent to the Proposed Amendments to the Company Notes Indenture.
The procedures by which you may tender or cause to be tendered Existing Notes will depend upon the manner in which you hold the Existing Notes, as described below.
Existing Notes Held with DTC
Pursuant to authority granted by DTC, if you are a DTC participant that has Existing Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Existing Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Existing Notes credited to their accounts. Within two Business Days after the date of this Prospectus/Offers to Exchange, the Exchange Agent will establish accounts with respect to Existing Notes at DTC for purposes of the Exchange Offers.
Tender of Existing Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.
Any DTC participant may tender Existing Notes (and, with respect to the applicable Exchange Offer, deliver a consent to the Proposed Amendments to the Company Notes Indenture) by effecting a book-entry transfer of the applicable Existing Notes to be tendered in the applicable Exchange Offer into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the applicable Exchange Offer through DTC’s ATOP before the Expiration Date of the applicable Exchange Offer.
If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent.
An agent’s message, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Date of the Exchange Offers at its address set forth on the back cover page of this Prospectus/Offers to Exchange. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent.
There is no letter of transmittal in connection with the Exchange Offers.

Existing Notes Held Through a Nominee
Currently, all of the Existing Notes are held in book-entry form and can only be tendered by following the procedures described above under “— Existing Notes Held with DTC.” However, if you are a beneficial owner of Existing Notes that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Existing Notes in the Exchange Offers, you should contact the record holder promptly and instruct the record holder to tender the Existing Notes and thereby deliver a consent on your behalf using one of the procedures described above.
Withdrawal of Tenders and Revocation of Corresponding Consents
Tenders of Existing Notes in connection with the Exchange Offers may be withdrawn or downgraded at any time prior to the Expiration Date of the Exchange Offers. Tenders of Existing Notes may not be withdrawn at any time thereafter. Consents to the Proposed Amendments in connection with the Consent Solicitation may be revoked at any time prior to the Expiration Date of the Consent Solicitation, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Existing Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments to the Company Notes Indentures and a valid revocation of a consent to the Proposed Amendments to the Company Notes Indenture will be deemed to be a concurrent withdrawal of the tendered Existing Notes.
Beneficial owners desiring to withdraw Existing Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Existing Notes. In order to withdraw Existing Notes previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Existing Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.
If you are a beneficial owner of Existing Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the Exchange Agent for instructions.
Withdrawals of tenders of Existing Notes may not be rescinded and any Existing Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. Properly withdrawn Existing Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the Exchange Offers.
Miscellaneous
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Existing Notes in connection with the Exchange Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Existing Notes in the Exchange Offers, and our interpretation of the terms and conditions of each Exchange Offer will be final and binding on all parties. None of the Company, Terra LLC, the Exchange Agent, the Information Agent, the Dealer Manager and Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Existing Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Existing Notes received by the Exchange Agent in connection with the Exchange Offers that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to (i) you by mail if they were tendered in certificated form or (ii) if they were tendered through the ATOP procedures, to the DTC participant who delivered such Existing Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Expiration Date of the Exchange Offers or the withdrawal or termination of the Exchange Offers.
We may also in the future engage in other liability management transactions or seek to acquire untendered Company Notes in open market or privately negotiated transactions, through subsequent tender offers, exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these Exchange Offers.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer and sale of Existing Notes to us in the Exchange Offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to Existing Notes tendered by such holder.
U.S. Federal Backup Withholding
Under current U.S. federal income tax law, the Exchange Agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Existing Notes pursuant to the Exchange Offers and Consent Solicitation. To avoid such backup withholding, each tendering holder of Existing Notes must timely provide the Exchange Agent with such holder’s correct TIN on IRS Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http:// www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the Exchange Agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the Exchange Agent a properly completed and currently effective IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the Exchange Agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the Exchange Agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Existing Notes exchanged pursuant to the Exchange Offers and Consent Solicitation may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.
If backup withholding applies, the Exchange Agent is required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.
Each of the Company and Terra LLC reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.
Exchange Agent
D.F. King & Co., Inc. has been appointed the Exchange Agent for the Exchange Offers, and will receive customary compensation for its services. Consents and all correspondence in connection with the

Exchange Offers should be sent or delivered by each holder of Existing Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offers to Exchange. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed the Information Agent for the Exchange Offers and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offers to Exchange should be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offers to Exchange. Holders of any Existing Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the Exchange Offers.
Dealer Manager and Solicitation Agent
We have retained Ladenburg Thalmann & Co. Inc. to act as Dealer Manager and Solicitation Agent in connection with the Exchange Offers and Consent Solicitation and will pay the Dealer Manager and Solicitation Agent a customary fee as compensation for its services. We will also reimburse the Dealer Manager and Solicitation Agent for certain expenses. The obligations of the Dealer Manager and Solicitation Agent to perform this function are subject to certain conditions. We have agreed to indemnify the Dealer Manager and Solicitation Agent against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the Exchange Offers or the Consent Solicitation may be directed to the Dealer Manager and Solicitation Agent at its address and telephone number set forth on the back cover page of this Prospectus/Offers to Exchange.
The Dealer Manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Dealer Manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Dealer Manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Dealer Manager and/or its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. The Dealer Manager and/or its respective affiliates may actively trade and tender the Existing Notes as part of the Exchange Offers and Consent Solicitation.
Other Fees and Expenses
The expenses of soliciting tenders and consents with respect to Existing Notes will be borne by us.
Tendering holders of Existing Notes will not be required to pay any fee or commission to the Dealer Manager and Solicitation Agent. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

THE PROPOSED AMENDMENTS
We are soliciting the consent of the holders of the Company Notes to eliminate (1) substantially all of the restrictive covenants in the Company Notes Indenture, (2) certain events of default terms and conditions applicable to the Company Notes, and (3) all of the Company’s reporting obligations under the Company Notes Indenture other than those required by applicable law. If the Proposed Amendments to the Company Notes Indenture described below are adopted, the Proposed Amendments will apply to all of the Company Notes that are not acquired in the applicable Exchange Offer, even though not all of the holders of the Company Notes consented to the Proposed Amendments. Thereafter, all such Company Notes will be governed by the Company Notes Indenture as amended by the Proposed Amendments, which will have materially less restrictive terms and afford reduced protections to the holders of the Company Notes compared to those currently in the Company Notes Indenture or those applicable to the Exchange Notes. In particular, holders of Company Notes will no longer be entitled to the benefits of various covenants and certain other provisions in the Company Notes Indenture. See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitation — The Proposed Amendments to the Company Notes Indenture will afford reduced protection to remaining holders of Company Notes.”
The descriptions below of the provisions of the Company Notes Indenture to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Company Notes Indenture and the form of supplemental indenture to the Company Notes Indenture that contains the Proposed Amendments. A copy of the form of supplemental indenture is attached as an exhibit hereto.
The Proposed Amendments constitute a single proposal with respect to the Company Notes, and a consenting Company Notes holder must consent to the Proposed Amendments in their entirety and may not consent selectively with respect to certain of the Proposed Amendments.
Pursuant to the Company Notes Indenture, the Proposed Amendments require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Company Notes affected by the supplemental indenture.
Any Company Notes held by the Company or any person directly or indirectly controlling or controlled or under direct or indirect common control with the Company are not considered to be “outstanding” for this purpose.
As of the date of this Prospectus/Offers to Exchange, the aggregate principal amount outstanding of the Company Notes is $80.4 million.
The valid tender of a holder’s Company Notes will constitute the consent of the tendering holder to the Proposed Amendments in their entirety.
If we receive the applicable Requisite Consents with respect to the Company Notes before the Expiration Date, assuming all other conditions of such Exchange Offer and the Consent Solicitation are satisfied or waived, as applicable, all of the following sections or provisions under the Company Notes Indenture for the Company Notes will be deleted (or modified as indicated):
•
Clause (4) of Section 501 (“Events of Default”), Section 704 (“Reports by Company”), Article Eight (“Consolidation, Merger, Conveyance or Transfer”), and Section 1006 (“Payment of Taxes and Other Claims”) of the Company Notes Base Indenture; and

•
Sections 1009 (“Asset Coverage Ratio”) and 1010 (“Commission Reports and Reports to Holders”) of the Company Notes First Supplemental Indenture.

The Proposed Amendments would also amend the Company Notes Indenture to make certain conforming or other changes to the Company Notes Indenture, including modification or deletion of certain definitions and cross-references.
By consenting to the Proposed Amendments to the Company Notes Indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).

Effectiveness of Proposed Amendments
Assuming we have received the applicable Requisite Consents with respect to the Company Notes prior to the Expiration Date, the Proposed Amendments to the Company Notes Indenture will become effective on the Settlement Date, assuming all other conditions of the applicable Exchange Offer and Consent Solicitation are satisfied or waived, as applicable.

DESCRIPTION OF EXCHANGE NOTES
The following description summarizes key terms of the Exchange Notes, the indenture, the Security Documents and the form of Intercreditor Agreement, each referred to below. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms of the Exchange Notes, the indenture, the Security Documents and the form of Intercreditor Agreement, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of Exchange Notes. You may request a copy of those documents from us as described in “Incorporation by Reference” in this prospectus.
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Exchange Notes, the Indenture, the Security Documents and the form of Intercreditor Agreement, as applicable. As used in this “Description of Exchange Notes,” references to the “Company,” refer only to Terra Property Trust, Inc. and not to its subsidiaries and references to “we,” “our” or “us” refer to the Company and its subsidiaries, unless otherwise expressly stated or the context otherwise requires. Unless the context requires otherwise, references to “dollars” mean U.S. dollars. Capitalized terms used in this “Description of Exchange Notes,” have the meaning set forth below in “— Definitions” in this prospectus
General
The Exchange Notes will be issued pursuant to an indenture, to be dated as of            , 2026 (the “Issue Date”), among the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee and as collateral agent (the “indenture”). The terms of the Exchange Notes, the indenture, the Security Documents and the form of Intercreditor Agreement include those provisions contained in the Exchange Notes, the indenture, the Security Documents and the form of Intercreditor Agreement and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Exchange Notes, the indenture, the Security Documents and the form of Intercreditor Agreement and the Trust Indenture Act for a statement thereof.
You may request copies of the indenture, the Security Documents, the form of Intercreditor Agreement and the form of Exchange Notes from us. The Exchange Notes will be issued only in fully registered, book-entry form, in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof, except under the limited circumstances described below under “— Book-Entry, Delivery and Form” in this prospectus. The principal of, and premium, if any, and interest on, the Exchange Notes will be payable in U.S. dollars. The registered holder of an Exchange Note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Exchange Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. The term “Business Day” means, with respect to any Exchange Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
The Company may issue additional Exchange Notes (the “additional notes”) from time to time after the Issue Date under the indenture having identical terms and conditions to the Exchange Notes, subject to no Event of Default (as defined below) having occurred pursuant to the terms of the Exchange Notes and maintaining compliance with the Collateral Coverage Ratio on a pro forma basis and giving effect to any such issuance. The Exchange Notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes of the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. If any additional notes are not fungible with any other Exchange Notes for United States federal income tax purposes, or if the Company otherwise determines that any additional notes should be differentiated from any other Exchange Notes, such additional notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such additional notes will still constitute a single series with all other Exchange Notes issued under the indenture for all purposes. Unless the context requires otherwise, references to “Exchange Notes” for all purposes of the indenture and this “Description of Exchange Notes” include any additional notes that are actually issued.
The Exchange Notes will mature on March 31, 2029. The principal payable at the Stated Maturity will be 100% of the then outstanding aggregate principal amount. The interest rate of the Exchange Notes is 7.00% per year from and including the Issue Date and will be paid on the last day of every month, beginning April 30, 2026, and the regular record dates for interest payments will be the 15th of each month (whether or not a Business Day), as the case may be, next preceding such interest payment date. The initial interest period will be the period from and including the Issue Date, to, but excluding, April 30, 2026, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the Stated Maturity, as the case may be.
The Exchange Notes will be issued in denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Exchange Notes will not be subject to any mandatory redemption or sinking fund and holders of the Exchange Notes will not have the option to have the Exchange Notes repaid prior to the Stated Maturity.
Except as described under the captions “— Events of Default,” “— Certain Covenants,” and “— Merger or Consolidation” in this Description of Exchange Notes, the indenture does not contain any provisions that give you protection in the event the Company issues a large amount of debt or the Company is acquired by another entity.
We have the ability to issue debt securities with terms different from the Exchange Notes and, without the consent of the holders thereof, to reopen the Exchange Notes and issue additional notes.
Ranking
Ranking of the Notes
The Exchange Notes will be:
•
senior secured obligations of the Company to the extent of the value of the Collateral securing the Exchange Notes;

•
pari passu in right of payment with all existing and future unsubordinated Debt of the Company that is not expressly subordinated in right of payment to the Exchange Notes;

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senior in right of payment to any existing and future Debt of the Company that is expressly subordinated in right of payment to the Exchange Notes;

•
effectively senior to the Company’s existing and future Debt that is unsecured or that is secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the Exchange Notes;

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effectively subordinated to all existing and future Debt, guarantees and other liabilities (including trade payables) of the Company that are secured by Liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets securing such Debt and other liabilities; and

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structurally subordinated to all existing and future Debt and other liabilities (including trade payables) of any existing and future subsidiaries of the Company.

Claims of creditors of subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the Exchange Notes.
The Company’s subsidiaries are separate and distinct legal entities and, except in the case of the Company’s subsidiaries that are guarantors of the Exchange Notes, have no obligation, contingent or otherwise, to pay any amounts due on the Exchange Notes or to make any funds available to the Company for payment on the Exchange Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, the Company may be unable to gain access to the cash flow or assets of the Company’s subsidiaries. Furthermore, the Company guarantees many of the obligations of certain of its subsidiaries and such guarantees may require the Company to provide substantial funds or assets to such subsidiaries or their creditors at a time when the Company needs liquidity to fund its own obligations, such as the Exchange Notes. In addition, the Exchange Notes will be effectively subordinated in right of payment to all existing and future Debt, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries.
Security for the Notes
General
Subject to certain exceptions, the Exchange Notes will be secured on the Issue Date by perfected Liens granted by the Company on Capital Interests held by the Company from time to time in certain of its direct subsidiaries.
By its acceptance of Exchange Notes, each holder will be deemed to have consented to the terms of the Security Documents (including the form of Intercreditor Agreement) and to have authorized and directed the Trustee and the Collateral Agent to execute, deliver and perform each of the Security Documents to which it is a party, binding the holders to the terms thereof.
In the Security Documents, the Company, subject to certain exceptions described below or as set forth in the Security Documents, will initially grant Liens, on the Issue Date, in the following (collectively with any Additional Collateral a Lien is granted on from time to time by the Company, the “Collateral”): the Capital Interests in (i) Boundary Pref LLC, (ii) Howell Lendco LLC, (iii) Maspen MS I LLC, (iv) Royaltree Lendco, LLC, (v) Terra 370 Lex, LLC, (vi) Terra Driggs, LLC, (vii) Terra Walnut Development, LLC, (viii) Vaspen MS I LLC, (ix) XS Maple LLC, (x) Terra Industrial LLC, (xi) MCM Maxx, LLC, (xii) Terra Mortgage Portfolio I, LLC, (xiii) Terra Mortgage Portfolio II, LLC, (xiv) Fund Financing, LLC, (xv) TPT Special Subsidiary, LLC, (xvi) University Park Lendco, LLC, (xvii) Peachtree Lendco LLC and (xviii) Wonder held by the Company.
As of September 30, 2025, the balance sheet book value of the Collateral was approximately $195.1 million. There is potentially an additional $30.1 million in balance sheet book value of that we anticipate will be available subject to receipt of third-party consents which, if obtained, would increase the total balance sheet book value of the Collateral to approximately $225.2 million. As set out in more detail below, subject to certain exceptions, upon an enforcement event, insolvency or liquidation proceeding, proceeds from the Collateral will be applied to satisfy the Notes Obligations and other Pari Passu Obligations on a ratable basis. In addition, the indenture will permit the Company to create additional Liens under specified circumstances.
The Collateral, subject to certain exceptions, will be pledged to the Collateral Agent, for its benefit and the benefit of the Trustee and the holders. The indenture will permit the Company to substitute Additional Collateral for existing Collateral after the date of issuance of the Exchange Notes provided that the Company maintains a Collateral Coverage Ratio of not less than 1.35 to 1.00 (calculated on a pro forma basis, as if the release of such existing Collateral and substitution of Additional Collateral had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available). The Company is not otherwise required to maintain a specified Collateral Coverage ratio pursuant to the terms of the indenture governing the Notes.
To the extent that Liens, rights or easements granted to third parties encumber assets located on property owned by the Company, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the holders to realize or foreclose on Collateral.

Perfection
The Lien granted on the Collateral on the Issue Date will be perfected on the Issue Date through the filing by the Company of UCC-1 financing statements in any applicable jurisdiction as required by the UCC. In addition, to the extent any Collateral is evidenced by instruments or certificated securities (as defined in the applicable UCC), the Company shall cause such instruments to be delivered to the Collateral Agent within 60 days after the Issue Date, or as to any Additional Collateral, within 60 days after the grant of a security interest in such Additional Collateral.
Certain Bankruptcy and Insolvency Limitations
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default as described under “— Events of Default” below would be significantly impaired by, or at a minimum delayed by, U.S. bankruptcy law in the event that a U.S. bankruptcy case were to be commenced by or against the Company prior to the Collateral Agent’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the U.S. Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without prior bankruptcy court approval (which may not be given under the circumstances).
In view of the broad equitable powers of a U.S. bankruptcy court and the lack of a precise definition of the term “adequate protection”, it is impossible to predict whether or when payments under the Exchange Notes could be made following the commencement of a bankruptcy case (or the length of any delay in making such payments), whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the Collateral.
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Exchange Notes (after taking into account all other obligations secured thereby on a pari passu or senior basis), the holders would hold secured claims only to the extent of the value of the Collateral to which the holders are entitled (after taking into account all other claims secured thereby on a pari passu or senior basis), and unsecured claims with respect to any shortfall. Title 11 of the U.S. Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs, expenses and fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of such creditor’s interest in the collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral on a pari passu or senior basis.
Release of Liens
The indenture and the Security Documents (including the form of Intercreditor Agreement) will entitle the Company to the release of property and other assets included in the Collateral from the Liens securing the Exchange Notes under any one or more of the following circumstances: (a) in whole, upon a satisfaction and discharge of the indenture, a legal defeasance or a covenant defeasance of the Exchange Notes as set forth below under “— Satisfaction and Discharge” and “— Defeasance”, (b) in whole or in part, with the consent of the requisite holders in accordance with the provisions described under “— Amendment, Supplement or Waiver”, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Exchange Notes, (c) as provided in the Intercreditor Agreement, and (d) if (1) no Event of Default shall have occurred and be continuing, and (2) the Collateral Coverage Ratio after giving effect to such release (and, if applicable, to the substantially concurrent grant of a security interest in Additional Collateral) is at least 1.35 to 1.00.
Form of Intercreditor Agreement
In the event the Company Incurs additional Series of Pari Passu Obligations in the future as permitted by the terms of the indenture, secured by the Shared Collateral on a pari passu basis with the holders of the Exchange Notes, following the issue date, the Company and the Collateral Agent will, upon the Trustee and the Collateral Agent being provided with an Officer’s Certificate and opinion of counsel to their satisfaction, enter into the Intercreditor Agreement with respect to the Shared Collateral, which Intercreditor

Agreement may be amended from time to time without the consent of the holders of the Exchange Notes to add additional creditors holding Pari Passu Obligations permitted to be Incurred and secured by the Collateral under the indenture and the Intercreditor Agreement. All references to Pari Passu Obligations in this section of the Description of Exchange Notes shall refer only to such Pari Passu Obligations that will be subject to the Intercreditor Agreement. The Intercreditor Agreement will provide that only the Applicable Collateral Agent (as defined in the Intercreditor Agreement) will have the right to act or refrain from acting with respect to any Shared Collateral. The Applicable Collateral Agent will be the representative of the Series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Pari Passu Obligations which have an equal outstanding principal amount, the Series of Pari Passu Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition (such representative, other than the Applicable Collateral Agent, the “Major Non-Controlling Collateral Agent”).
With respect to any Shared Collateral, no representative of a Series of Pari Passu Obligations that is not the Applicable Collateral Agent (a “Non-Controlling Collateral Agent”) or any Pari Passu Secured Party other than the Applicable Collateral Agent, and no holders of indebtedness for which such Non-Controlling Collateral Agent is a representative (each a “Non-Controlling Secured Party”), shall be permitted to, or shall be permitted to instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise. Only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the foregoing, (i) in any insolvency or liquidation proceeding, any collateral agent or any other Pari Passu Secured Party may file a proof of claim or statement of interest with respect to Pari Passu Obligations owed to such Pari Passu Secured Party; (ii) any collateral agent or any other Pari Passu Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such Pari Passu Secured Party, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of the Intercreditor Agreement; and (iii) any collateral agent or any other Pari Passu Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Pari Passu Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of the Intercreditor Agreement. For the avoidance of doubt, the permissive rights in favor of any Controlling Secured Party, any Applicable Collateral Agent, any Non-Controlling Collateral Agent, any Non-Controlling Secured Party, any Major Non-Controlling Collateral Agent, any collateral agent, any authorized representative, or any Pari Passu Secured Party shall not be construed as a duty.
The “Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an event of default under and as defined in the indenture or other debt facility for the applicable Series of Pari Passu Obligations under which such Non-Controlling Collateral Agent is the authorized representative, and (ii) the Applicable Collateral Agent and each other collateral agent’s, and the Applicable Collateral Agent and each other representative of Pari Passu Obligations’ (each such representative of Pari Passu Obligations, a “Pari Passu Collateral Agent”) receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an event of default under and as defined in the indenture or other debt facility for that Series of Pari Passu Obligations has occurred and is continuing and (y) Pari Passu Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the authorized representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the indenture or debt facility for that Series of Pari Passu Obligations; provided that the Non-Controlling

Collateral Agent Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to the Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to the Shared Collateral or any portion thereof, or (2) at any time the Company is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Obligations with respect to any Shared Collateral, the Applicable Collateral Agent may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will be permitted to contest, protest or object (or support any other Person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any holders of indebtedness of which the Applicable Collateral Agent is a representative (“Controlling Secured Party”) or any other exercise by the Applicable Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. Each of the Notes Secured Parties and the holders of any Pari Passu Obligations that may be issued in the future that will be subject to the Intercreditor Agreement (collectively, the “Pari Passu Secured Parties” and each a “Pari Passu Secured Party”) also will agree that they will not question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of the Intercreditor Agreement.
Anything to be contained in the Intercreditor Agreement or in any of the documents governing any Pari Passu Obligations to the contrary notwithstanding (but subject to the paragraph immediately following), if an Event of Default or an event of default under any document governing a Series of Pari Passu Obligations has occurred and is continuing and the Applicable Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any bankruptcy, insolvency or restructuring case of the Company (including any adequate protection payments), or any Pari Passu Secured Party receives any payment pursuant to any intercreditor agreement (other than the Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Applicable Collateral Agent or any other Pari Passu Secured Party on account of such enforcement of rights or remedies or distribution in respect thereof in any insolvency or liquidation proceeding (including any adequate protection payments) or received by the Applicable Collateral Agent or any other Pari Passu Secured Party pursuant to any such intercreditor agreement (other than the Intercreditor Agreement) with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such proceeds, payments or distribution, to the sentence immediately following) to which Pari Passu Obligations are entitled under any intercreditor agreement (other than the Intercreditor Agreement) (all distributions, payments, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all payments and proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied (i) first, to the payment in full in cash of all amounts owing to each trustee (in its capacity as such) and collateral agent (in its capacity as such) on a ratable basis and pursuant to the terms of any document governing Pari Passu Obligations, (ii) second (subject to the paragraph immediately following) to the payment in full in cash of Pari Passu Obligations of each Series secured by a valid and perfected security interest in such Shared Collateral on a ratable basis, with such Proceeds to be applied to Pari Passu Obligations of a given Series in accordance with the indenture or documentation governing such other Series of Pari Passu Obligations, as applicable; provided that following the commencement of any bankruptcy, insolvency or restructuring case of the Company, solely as among the holders of Pari Passu Obligations and solely for purposes of the waterfall provisions of the Intercreditor Agreement and not any other documents governing Pari Passu Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of post-petition interest, fees, and expenses on Pari Passu Obligations secured by a valid and perfected security interest in such Shared Collateral allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the

Bankruptcy Code or other applicable debtor relief law in such insolvency or liquidation proceeding and (iii) third, after discharge of all Pari Passu Obligations, to the Company or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions set forth in this paragraph, any Pari Passu Secured Party receives any payment or other recovery in excess of its portion of payments on account of Pari Passu Obligations to which it is then entitled in accordance with the waterfall provisions of the Intercreditor Agreement, such Pari Passu Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Passu Secured Parties for distribution in accordance with such provisions. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment (as defined below) exists.
The Pari Passu Secured Parties of each Series will agree that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clause (i) or this clause (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real estate asset subject to a mortgage that applies to all Pari Passu Obligations shall not be deemed to be an Impairment of any Series of Pari Passu Obligations. In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations permitted by the Intercreditor Agreement) set forth in the Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of Pari Passu Obligations subject to such Impairment.
Additionally, in the event Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code (or any other provision of any other bankruptcy law)), any reference to such Pari Passu Obligations or the Security Documents governing such Pari Passu Obligations will refer to such obligations or such documents as so modified.
None of the Pari Passu Secured Parties may institute any suit or assert in any suit, insolvency or liquidation proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent or any other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of the Intercreditor Agreement. None of the Pari Passu Secured Parties may question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding) the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Shared Collateral, or the provisions of the Intercreditor Agreement. None of the Pari Passu Secured Parties may take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent. In addition, none of the Pari Passu Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Pari

Passu Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each of Pari Passu Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the Intercreditor Agreement.
Under the Intercreditor Agreement, if at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other Pari Passu Collateral Agent for the benefit of the Trustee and the Holders of the Exchange Notes and each other Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged in connection with the completion of such sale or disposition; provided that (i) the Liens in favor of each collateral agent for the benefit of each related Series of Pari Passu Secured Parties secured by such Shared Collateral attach to any proceeds of such sale or disposition with the same priority vis-à-vis all the other Pari Passu Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of the Intercreditor Agreement until application thereof pursuant to the terms thereof and (ii) any proceeds of any Shared Collateral realized therefrom will be applied as provided in the Intercreditor Agreement.
The Intercreditor Agreement will also provide that if the Company becomes subject to an insolvency or liquidation proceeding and shall, as debtor(s)-in-possession, move for approval of debtor-in-possession financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to the Company under Section 364 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law) and/or the use of cash collateral under Section 363 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law), each Pari Passu Secured Party (other than any Controlling Secured Party or the Applicable Collateral Agent of any Controlling Secured Party) will agree not to raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object (or join in or support any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Intercreditor Agreement), in each case so long as:
(A)
the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the insolvency or liquidation proceedings;

(B)
the Pari Passu Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-à-vis the Pari Passu Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) as set forth in the Intercreditor Agreement;

(C)
if any amount of such DIP Financing and/or cash collateral is applied to repay any of Pari Passu Obligations, such amount is applied pursuant to the Intercreditor Agreement; and

(D)
if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Intercreditor Agreement;
provided that the Intercreditor Agreement will not by its terms limit the right of the Pari Passu Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its authorized representative that do not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection will agree that they shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing and/or use of cash collateral.
The Pari Passu Secured Parties will acknowledge that Pari Passu Obligations of any Series may, subject to the limitations set forth in the other documents governing Pari Passu Obligations, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any documents governing Pari Passu Obligations) of any Pari Passu Secured Party of any other Series, all without affecting the priority of claims and application of proceeds set forth in the Intercreditor Agreement or the other provisions thereof.
By its acceptance of an Exchange Note, each holder will be deemed to have consented to the terms of the Security Documents and the form of Intercreditor Agreement and to have authorized and directed the Trustee and the Collateral Agent, as relevant, to execute, deliver and perform each of the Security Documents and the Intercreditor Agreement (when it is ultimately entered into), to which it is a party, binding the holders of the Exchange Notes to the terms thereof.
Amendment of Security Documents
The Security Documents may be amended or supplemented as described above under “— Security for the Notes” or as permitted under “— Amendment, Supplement or Waiver.”
Optional Redemption
The Exchange Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option prior to December 31, 2026, upon not less than 10 days nor more than 60 days written notice prior to the redemption date, at a redemption price of 101% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the redemption date. The Exchange Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after December 31, 2026, upon not less than 10 days nor more than 60 days written notice prior to the redemption date, at a redemption price of 100% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the redemption date.
You may be prevented from exchanging or transferring the Exchange Notes when they are subject to redemption. In case any Exchange Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Exchange Note, you will receive, without a charge, a new Exchange Note or Exchange Notes of authorized denominations representing the principal amount of your remaining unredeemed Exchange Notes.
If the Company redeems only some of the Exchange Notes, the Trustee will determine the method for selection of the particular Exchange Notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the Exchange Notes are listed and which may be by lot. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Exchange Notes called for redemption.
Notwithstanding the foregoing, in connection with any tender offer for the Exchange Notes, if holders of not less than 90% in aggregate principal amount of the then outstanding Exchange Notes validly tender and do not validly withdraw such Exchange Notes in such offer and the Company, or any third party making such offer in lieu of the Company, purchases all of the Exchange Notes validly tendered and not validly withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address or sent electronically in accordance with the procedures of DTC for global book-entry Exchange Notes (with a copy to the Trustee) and given not more than 60 days following such purchase date, to redeem all Exchange Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such offer (which may be less than par and excluding any early tender or incentive fee in such offer) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.
The Company may at any time, and from time to time, purchase Exchange Notes in the open market, by tender offer, negotiated transaction or otherwise at different market prices, subject to compliance with applicable securities laws.
Global Securities
Each Exchange Note will be issued in book-entry form and represented by a global security that the Company will deposit with and register in the name of DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Exchange Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “Book-Entry, Delivery and Form” below.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Exchange Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. For more information about these arrangements, see “Book-Entry, Delivery and Form” below.
Payment
The Company will pay interest to the person listed in the Trustee’s records as the owner of the Exchange Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Exchange Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because the Company will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Exchange Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Exchange Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
The Company will make payments on the Exchange Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, the Company will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Book-Entry, Delivery and Form.”
Payments on Certificated Securities
In the event the Exchange Notes become represented by certificated securities, the Company will make payments on the Exchange Notes as follows. The Company will pay interest that is due on an interest payment date to the holder of the Exchange Notes as shown on the Trustee’s records as of the close of business on the regular record date at the Company’s office in New York, New York. The Company will make all payments of principal and premium, if any, by check at the office of the applicable Trustee in New York, New York and/or at other offices that may be specified in a notice to holders against surrender of the Exchange Note.
Alternatively, at our option, the Company may pay any cash interest that becomes due on the Exchange Notes by mailing a check to the holder at his, her or its address shown on the Trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Exchange Notes.
Merger or Consolidation
Under the terms of the indenture, the Company is generally permitted to consolidate or merge with another entity. The Company is also permitted to sell all or substantially all of the Company’s assets to another entity. However, the Company may not take any of these actions unless all the following conditions are met:
•
where the Company merges out of existence or conveys or transfers the Company’s assets substantially as an entirety, the resulting entity must agree to be legally responsible for the Company’s obligations under the Exchange Notes;

•
the merger or sale of assets must not cause a default on the Exchange Notes and the Company must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “— Events of Default” below; and

•
the Company must deliver certain certificates and documents to the Trustee.

Certain Covenants
Limitation on Dividends and Repurchases of Capital Interests
The Company will not pay any Dividends in excess of 90% of the Company’s taxable income or purchase any shares of its outstanding Capital Interests unless, in each case, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to such Dividend or purchase of its outstanding Capital Interests, the Collateral Coverage Ratio is not less than 1.35 to 1.00. The Company is not otherwise required to maintain a specified Collateral Coverage Ratio pursuant to the terms of the indenture.
Limitation on Debt
The Company will not Incur any additional Senior Secured Notes, unless, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 1.35 to 1.00.
The accrual of interest, the accretion of principal, the amortization of original issue discount or debt discount, the payment of interest on Debt in the form of additional Debt, the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory change of control offer or asset sale offer for such Debt, increases in the amount of Debt outstanding solely as a result of fluctuations in market value, exchange rates or currency values, in each case will be deemed not to be an Incurrence of Debt. The indenture will not restrict the Company or its Subsidiaries’ ability to incur additional Debt (including, without limitation, Asset Financing Facilities, RE Financing, Securitization Debt, or Qualified Non-Recourse Debt), so long as such additional Debt is not secured by a lien on the Collateral or as otherwise permitted by the Intercreditor Agreement.

Events of Default
You will have rights if an Event of Default occurs in respect of the Exchange Notes, as described later in this subsection.
The term “Event of Default” in respect of the Exchange Notes means any of the following:
•
the Company does not pay the principal (or premium, if any) of any Exchange Note when due;

•
the Company does not pay interest on any Exchange Note when due, and such default is not cured within 30 days;

•
the Company remains in breach of a covenant in respect of the Exchange Notes for 60 days after the Company receives a written notice of default stating the Company is in breach (which notice must be sent by either the Trustee or holders of at least 25% of the principal amount of the Exchange Notes);

•
the occurrence of any of the following: (a) except as permitted by the indenture, any Security Document or the Intercreditor Agreement (on or after the date it is executed) ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture, any Lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) the Company, or any person acting on behalf of it, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Company set forth in or arising under any Security Document and in the case of clauses (a) through (c) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days; or

•
the Company files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against the Company under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the Exchange Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the Exchange Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders. Any failure to perfect the Collateral Agent’s security interest in any Collateral shall not constitute an Event of Default under the indenture if such failure to perfect such security interest is cured within the periods provided for in the indenture.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Exchange Notes may declare the entire principal amount of all the Exchange Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Exchange Notes if (1) the Company has deposited with the Trustee all amounts due and owing with respect to the Exchange Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the Trustee may exercise the rights and powers vested in it by the indenture and shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee reasonable protection, satisfactory to the Trustee, from expenses and liability (called an “indemnity”). If reasonable indemnity, satisfactory to the Trustee, is provided, the holders of a majority in principal amount of the Exchange Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Exchange Notes, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all the Exchange Notes must make a written request that the Trustee take action because of the default and must offer reasonable indemnity and/or security to the Trustee against the cost and other liabilities of taking that action;

•
the Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of the Exchange Notes must not have given the Trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Exchange Notes on or after the Stated Maturity.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of maturity.
Each year, the Company will furnish to the Trustee a written statement of certain of the Company’s officers certifying that to their knowledge the Company is in compliance with the indenture and the Exchange Notes, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the Exchange Notes may waive any past defaults other than:
•
the payment of principal or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Guarantees
After the Issue Date, certain of our subsidiaries may from time to time, at our election, guarantee the Exchange Notes. Upon such an election, the Exchange Notes and any and all amounts due under the indenture will be guaranteed, jointly and severally, by each guarantor pursuant to a guarantee provision in the indenture. On the Issue Date, none of our subsidiaries will guarantee the Exchange Notes.
Each guarantee by a guarantor will be limited to an amount purported to be the maximum amount that can be guaranteed by that guarantor without rendering its guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. By virtue of this limitation, a guarantor’s obligations under its guarantee could be significantly less than amounts payable with respect to the Exchange Notes, or a guarantor may have effectively no obligation under its guarantee.
In addition, a guarantor shall be deemed automatically and unconditionally released and discharged of any obligations under its guarantee without any further action on the part of the Trustee or any holder:
(1)   upon the discharge of the Exchange Notes in accordance with the indenture or upon covenant defeasance or legal defeasance of the Exchange Notes pursuant to the indenture; or
(2)   upon the merger, amalgamation, consolidation or division of any guarantor with and into the Company or another guarantor or upon the liquidation or winding up of such guarantor, in each case, in compliance with or in a manner not prohibited by the indenture; or

(3)   upon any direct or indirect sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Interests of such guarantor, after which the applicable guarantor is no longer a subsidiary or (ii) all or substantially all of the assets of such guarantor (in each case, other than any sale, exchange or transfer or other disposition to the Company, any guarantor and/or any subsidiary), in each case, if such sale, exchange, issuance, disposition or transfer is made in compliance with or is not prohibited by the applicable provisions of the indenture; or
(4)   if such guarantor no longer holds any Collateral upon a release of a security interest therein in accordance with the provisions under the caption “— Security for the Exchange Notes — Release of Liens.”
At the written request of the Company, any such release and discharge or any other release of a guarantee shall be evidenced by a supplemental indenture executed by the Company and the Trustee and the Collateral Agent, as applicable, and be accompanied by an Officers’ Certificate and Opinion of Counsel satisfactory to the Trustee and the Collateral Agent, as applicable.
Amendment, Supplement or Waiver
Without the consent of any holders, at any time and from time to time, the Company, the Trustee and the Collateral Agent may modify, amend or supplement the Exchange Notes, the Security Documents, the Intercreditor Agreement or the indenture (in the case of the Intercreditor Agreement and the Security Documents, with any required approvals required by the documentation governing any Pari Passu Obligations that are not the Exchange Notes):
(1)   (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the Exchange Notes or (ii) to comply with the covenant described under “— Certain Covenants — Merger or Consolidation”;
(2)   to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power conferred upon the Company in the indenture;
(3)   to add additional Events of Default;
(4)   to provide for uncertificated Exchange Notes in addition to or in place of the certificated Exchange Notes; provided that such uncertificated Exchange Notes are in registered form within the meaning of Section 163(f) of the Code;
(5)   to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee;
(6)   to provide for or confirm the issuance of additional notes in accordance with the terms of the indenture;
(7)   to add a guarantor or to release a guarantor in accordance with the terms of the indenture;
(8)   to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the indenture, the Exchange Notes, the Security Documents or the Intercreditor Agreement to any provision of this “Description of Exchange Notes” to the extent that the provision in this “Description of Exchange Notes” was intended to be a nearly verbatim recitation of the indenture, the Exchange Notes, the Security Documents or the Intercreditor Agreement which intent shall be established by an Officers’ Certificate;
(9)   to comply with any requirements of the SEC with respect to the qualification of the indenture under the Trust Indenture Act;
(10)   to provide additional rights or benefits to the holders or to make any change that does not adversely affect the rights of any holder in any material manner;
(11)   to make, complete or confirm any grant of Lien in favor of the Collateral Agent in any property or assets, including any Collateral permitted or required by the indenture or any of the

Security Documents or any release of Collateral that becomes effective as set forth in the indenture or any of the Security Documents;
(12)   to evidence and provide for the acceptance and appointment under the Intercreditor Agreement or any Security Document of any new or successor Collateral Agent thereunder pursuant to the requirements thereof;
(13)   to enter into the Intercreditor Agreement in connection with the incurrence of any Pari Passu Obligations or to enter into additional or supplemental Security Documents or supplements to the Intercreditor Agreement or to add representatives of any holders of Pari Passu Obligations that are not the Exchange Notes; or
(14)   to add or release Collateral in accordance with the terms of the indenture, the Security Documents and the Intercreditor Agreement.
Except as provided herein, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes, the Company, the Trustee and the Collateral Agent may modify, amend or supplement the Exchange Notes, the Security Documents, the Intercreditor Agreement, or the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Exchange Notes, the Security Documents, the Intercreditor Agreement, or the indenture or of modifying in any manner the rights of the holders of the Exchange Notes under the indenture, the Security Documents or the Intercreditor Agreement, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Exchange Note affected thereby:
(1)   change the Stated Maturity of any Exchange Note or of any installment of interest on any Exchange Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Exchange Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Exchange Notes may be subject to redemption or reduce the redemption price therefor;
(2)   reduce the percentage in aggregate principal amount of the outstanding Exchange Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences) provided for in the indenture;
(3)   modify or change any provision of the indenture affecting the ranking of the Exchange Notes in a manner adverse to the holders of the Exchange Notes;
(4)   release all or substantially all of the Collateral; or
(5)   modify any of the provisions of the indenture described in this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Exchange Note affected thereby.
The holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes may, on behalf of the holders of all the Exchange Notes, waive any past default under the indenture and its consequences, except a default:
(1)   in any payment in respect of the principal of (or premium, if any) or interest on any Exchange Notes; or
(2)   in respect of a covenant or provision of the indenture that under the indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Note affected.
Notwithstanding any other provision of the indenture but subject to the terms of the Intercreditor Agreement, the legal right of any holder of an Exchange Note to receive payment of the principal of (and premium, if any) or interest on such Exchange Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Exchange Notes shall not be impaired or affected without the consent of such holder, but (i) the foregoing provisions of this paragraph shall not apply to any action or omission that impairs or affects merely the practical (but not the legal) right of any holder of an Exchange Note to receive any such payment, and (ii) no action or omission that impairs or affects merely the practical (but not the legal) right of any holder of an Exchange Note to receive any such payment shall be prohibited by this paragraph or constitute a breach of this paragraph.
When entering into modifications, amendments, supplements, or waivers related to the indenture, the Exchange Notes, the Security Documents or the Intercreditor Agreement or indentures supplemental to the indenture, the Trustee and the Collateral Agent shall be entitled to receive an Officers’ Certificate and Opinion of Counsel satisfactory to the Trustee and the Collateral Agent unless the indenture explicitly provides otherwise.
Further Details Concerning Voting
When taking a vote, the Company will use the following rules to decide how much principal to attribute to the Exchange Notes:
The Exchange Notes will not be considered outstanding, and therefore not eligible to vote, if the Company has deposited or set aside in trust money for their payment or redemption. The Exchange Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders of the Exchange Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If the Company sets a record date for a vote or other action to be taken by holders of the Exchange Notes, that vote or action may be taken only by persons who are holders of the Exchange Notes on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Exchange Notes or request a waiver.
Satisfaction and Discharge
The Company may terminate its obligations with respect to the Exchange Notes under the indenture, and all Liens securing the Notes Obligations under the Security Documents shall be automatically released, except for those which expressly survive by the terms of the indenture, when:
(1)   either: (A) all Exchange Notes theretofore authenticated and delivered, except lost, stolen or destroyed Exchange Notes which have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation, or (B) all such Exchange Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(2)   the Company has paid or caused to be paid all other sums then due and payable under the indenture by the Company;

(3)   the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the Exchange Notes at Stated Maturity or on the redemption date, as the case may be; and
(4)   the Company has delivered to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee and the Collateral Agent, each stating that all conditions precedent under the indenture relating to the Discharge have been complied with.
Defeasance
The following defeasance provisions will be applicable to the Exchange Notes. “Defeasance” means that, by depositing with a Trustee an amount of cash and/or government securities sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal and interest, if any, on the Exchange Notes when due and satisfying any additional conditions noted below, the Company will be deemed to have been discharged from the Company’s obligations under the Exchange Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below the Company would be released from the restrictive covenants under the indenture relating to the Exchange Notes.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, the Company can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Exchange Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Exchange Notes. If the Company achieves covenant defeasance and your Exchange Notes were subordinated as described under “— Ranking” above, such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, the Company must do the following:
•
since the Exchange Notes are denominated in U.S. dollars, the Company must deposit in trust for the benefit of all holders of the Exchange Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that, as per the opinion of a nationally recognized firm of independent public accountants mentioned above, will generate enough cash to make interest, principal and any other payments on the Exchange Notes on their various due dates;

•
the Company must deliver to the Trustee an Opinion of Counsel confirming that, under current U.S. federal income tax law, the Company may make the above deposit without causing you to be taxed on the Exchange Notes any differently than if the Company did not make the deposit;

•
the Company must deliver to the Trustee an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or result in a default under, the indenture; and

•
no default or event of default with respect to the Exchange Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If the Company accomplishes covenant defeasance, you can still look to the Company for repayment of the Exchange Notes if there were a shortfall in the trust deposit or the Trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as the Company’s bankruptcy) and the Exchange Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, the Company can legally release the Company from all payment and other obligations on the Exchange Notes (called “full defeasance”) if the Company puts in place the following other arrangements for you to be repaid:

•
since the Exchange Notes are denominated in U.S. dollars, the Company must deposit in trust for the benefit of all holders of the Exchange Notes a combination of money and U.S. government or U.S. government agency notes or bonds that, as per the opinion of a nationally recognized firm of independent public accountants mentioned above, will generate enough cash to make interest, principal and any other payments on the Exchange Notes on their various due dates;

•
the Company must deliver to the Trustee an Opinion of Counsel confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows the Company to make the above deposit without causing you to be taxed on the Exchange Notes any differently than if the Company did not make the deposit. Under current U.S. federal tax law the deposit and the Company’s legal release from the Exchange Notes would be treated as though the Company paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your Exchange Notes and you would recognize gain or loss on the Exchange Notes at the time of the deposit;

•
the Company must deliver to the trustee an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent to defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or constitute a default under, of the indenture; and

•
no default or event of default with respect to the Exchange Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If the Company ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Exchange Notes. You could not look to the Company for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Company’s lenders and other creditors if the Company ever became bankrupt or insolvent. If your Exchange Notes were subordinated as described under “— Ranking,” such subordination would not prevent the Trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such Exchange Notes for the benefit of the subordinated debtholders.
Resignation of Trustee
The Trustee may resign or be removed with respect to the Exchange Notes in accordance with the terms set forth in the indenture. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Book-Entry, Delivery and Form
The Exchange Notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Exchange Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes” in this prospectus. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Exchange Notes in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Trustee, the Company or the underwriters have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. None of the Trustee, the Collateral Agent, the Company or the underwriters take any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised that, pursuant to procedures established by it:
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upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

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ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture, the Exchange Notes, the Security Documents or the form of Intercreditor Agreement for any purpose.
Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Exchange Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the Exchange Notes to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the Exchange Notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Participants to whose accounts the Exchange Notes are credited on the record date, identified in a listing attached to the omnibus proxy.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the Exchange Notes. Under the terms of the indenture, the Company, the Trustee and the Collateral Agent will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners of the Exchange Notes for the purpose of receiving payments and for all other purposes.
Consequently, none of the Company, the Trustee, the Collateral Agent nor any of the agents of the Company, the Trustee or the Collateral Agent has or will have any responsibility or liability for:
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any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

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any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Collateral Agent or us. None of the Trustee, the Collateral Agent or the Company will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Trustee, the Collateral Agent and the Company may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
DTC has advised that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Exchange Notes and only in respect of such portion of the aggregate principal amount at maturity of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Exchange Notes for legended Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.
Euroclear and Clearstream
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in Global Notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in Global Notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
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DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days of such notice;

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the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Certificated Notes; or

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upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Exchange Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
The underwriters will settle the Exchange Notes in immediately available funds. In accordance with the indenture, the Company will make payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address or against presentation and surrender at maturity or earlier redemption. The Exchange Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices
Except as otherwise provided in the indenture, notices to holders of the Exchange Notes will be given by mail to the addresses of holders of the Exchange Notes as they appear in the note register or electronically to beneficial owners pursuant to DTC’s procedures and those of its Participants.
Governing Law
The indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Definitions
As used in the indenture, the following terms have the respective meanings specified below:
“Additional Collateral” means additional property or assets of the Company a security interest in which is granted from time to time to the Collateral Agent for the benefit for the Notes Secured Parties to secure the Exchange Notes;
“Applicable Assets” has the meaning specified in the definition of Repurchase Agreement;
“Asset Financing Facility” means any indebtedness or obligations under securitization transactions, repurchase facilities, warehouse facilities, note-on-note financings, other credit facilities and arrangements similar to any of the foregoing and any other indebtedness or obligations, in each case, secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the origination or acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous origination or acquisition of, or investment in, any RE Finance Assets and any Non-RE Finance Assets;
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments;
“Capital Interests” means, in any Person, any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person;
“Capital Lease Obligations” means any obligation under a lease that as of December 1, 2018 would have been required to have been capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP as of such date; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, “GAAP” means GAAP applicable to public companies as of December 1, 2018;
“Cash Equivalents” means any of the following investments: (i) securities issued or directly and fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such member state is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state, province or territory of the United States or Canada or any political subdivision or public instrumentality thereof, provided that such investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 or P-2 (or long term ratings of at least A3 or A-) from either S&P or Moody’s, or with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Company and other than structured investment vehicles, provided that such investments have a rating permissible under clause (iv) above and mature within 270 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank; (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (viii) in the case of a subsidiary that conducts business outside of the United States, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the Organisation for Economic Co-operation and Development (“OECD”) or the currency of the country in which such subsidiary is organized or conducts business and (b) are consistent with the Company’s investment policy as in effect from time to time, provided that, in the case of time deposits, such investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds (and shares of investment companies that are registered under the 1940 Act) substantially all of the assets of which comprise investments of the types described in clauses (i) through (vii); (x) United States dollars, or money in other currencies received in the ordinary course of business; (xi) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (xii) fixed maturity securities that are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of investments by any Person in fixed maturity securities that are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of investments in fixed maturity securities by such Person; and (xiii) instruments generally equivalent or similar to those referred to in clauses (i) through (vii) above or funds generally equivalent or similar to those referred to in clause (ix) above and comparable in credit quality and tenor to those referred to in such clauses and commonly used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or by any subsidiary, all as determined in good faith by the Company;
“Code” means the Internal Revenue Code of 1986, as amended;
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the indenture;
“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) Total Collateral Value as of such date to (b) the Covered Debt Amount on such date;
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person;
“Covered Debt Amount” means (without duplication) the sum of the aggregate outstanding principal amount of the Exchange Notes plus the aggregate outstanding principal amount of any other Series of Pari Passu Obligations;
“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonable and customary for such Debt under then-prevailing market terms for such Debt) with respect to any Securitization Debt permitted (or not prohibited) by the indenture;
“Debt” means, with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, in each case that have been drawn and not repaid within ten Business Days (but in each case excluding letters of credit and other instruments secured by cash or Cash Equivalents or issued in respect of trade payables); (iv) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but if such Debt is not an obligation of such Person, the amount of Debt hereunder shall in no event be in excess of the orderly liquidation value of such asset); (v) all Debt of others guaranteed by such Person, to the extent of the maximum liability under such guarantee; (vi) all payment obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (vii) all Capital Lease Obligations of such Person; and (viii) the redemption amount of such Person with respect to any Redeemable Capital Interest, valued at the amount of all obligations with respect to the redemption or repurchase thereof or the applicable liquidation preference.
Notwithstanding the foregoing, the term “Debt” will exclude: (a) prepaid or deferred revenue arising in the ordinary course of business; (b) any liability for federal, state, local or other taxes owed or owing to any government or other taxing authority; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (d) contingent obligations incurred in the ordinary course of business or consistent with past practice; (e) obligations arising under or in connection with Treasury Management Agreements; (f) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (g) customary indemnification obligations; (h) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter; and (i) any earn-out obligation until such obligation becomes due and payable in accordance with its terms and has not been paid within ten (10) Business Days.
The amount of Debt of any Person at any date shall be determined as set forth above or as otherwise provided for in the indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP;
“Dividend” means any of the following:
1.   any dividend or other distribution declared and paid on the Capital Interests in the Company to any Person other than the Company or a subsidiary of the Company, other than dividends or other distributions made solely in Qualified Capital Interests in the Company; and
2.   any payment made by the Company or any of its subsidiaries to purchase, redeem, defease or otherwise acquire or retire for value any Capital Interests in the Company (including the conversion into, or exchange for, Debt) other than (A) any such Capital Interests owned by the Company or any subsidiary and (B) any payment made solely in Qualified Capital Interests in the Company;
“DTC” means The Depository Trust Company;
“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof or any member state of the European Union, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $1.0 billion and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P;
“Exchange Act” means the Securities Exchange Act of 1934, as amended;
“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Company;
“Financing Disposition” means any sale, transfer, conveyance or other disposition of (including pursuant to any intercompany securities lending arrangements), or creation or incurrence of any Lien on, Securitization Assets or Applicable Assets under a Repurchase Agreement by the Company or any subsidiary thereof to or in favor of any Qualified Non-Recourse Subsidiary or by any Qualified Non-Recourse Subsidiary, in each case in connection with the incurrence by a Qualified Non-Recourse Subsidiary of any Asset Financing Facility, RE Financing, Securitization Debt or Qualified Non-Recourse Debt;
“GAAP” means the accounting principles generally accepted in the United States of America;

“Holding Company” means any Person so long as the Company is a direct or indirect wholly owned subsidiary of such Person, and at the time the Company became a subsidiary of such Person, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Settlement Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Settlement Date), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Settlement Date), directly or indirectly, of more than 50% of the total voting power of the Voting Interests of such Person;
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation. “Incurrence,” “Incurred,” and “Incurring” shall have meanings that correspond to the foregoing. A guarantee by the Company or a Subsidiary of Debt Incurred by the Company or a Subsidiary, as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Subsidiary that is assumed by the Company or a Subsidiary shall not be deemed to be a separate Incurrence of Debt;
“Intercreditor Agreement” means an intercreditor agreement to be entered into by the Company and, upon being provided with an Officer’s Certificate and opinion of counsel to their satisfaction, the Trustee and the Collateral Agent in the event the Company Incurs additional Series of Pari Passu Obligations;
“IRS” means the U.S. Internal Revenue Service;
“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing);
“Non-RE Finance Assets” means (i) any commercial loans, any business loans, any SBA loans, any accounts receivable and/or direct or indirect interests therein (including, without limitation, asset backed securities, collateralized loan obligations, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including servicing rights, and in each case regardless of whether or not the Company or any of its subsidiaries owns or originated the applicable commercial loan, business loan, SBA loan, accounts receivable or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii);
“Non-Recourse Debt” means any Debt of the Company or any of its subsidiaries, consisting of any of the following:
1.   Qualified Non-Recourse Debt;
2.   Debt in respect of which recourse for payment is contractually limited to specific assets of the Company or any of its subsidiaries whether or not encumbered by a Lien securing such Debt (other than recourse pursuant to Standard Recourse Undertakings); and
3.   customary completion or budget guarantees provided to lenders or other financing sources in connection with any of the foregoing clauses 1. and 2. in the ordinary course of business;
provided that (x) the foregoing shall not be considered Non-Recourse Debt to the extent and for so long as a claim for payment or performance has been made at which time the obligations shall not be considered Non-Recourse Debt to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its subsidiaries (other than a Qualified Non-Recourse Subsidiary), and (y) to the extent any of the foregoing Non-Recourse Debt is supported by a guarantee provided by the Company or any of its subsidiaries (other than a Qualified Non-Recourse Subsidiary) which recourse is not contractually limited to specific assets, but limited in recourse as to an amount or percentage, then such guarantee shall not be considered Non-Recourse to the extent, and only to the extent, of such amount or percentage;

“Notes Obligations” means all obligations of the Company under the indenture, the Exchange Notes, and the Security Documents (including, without limitation, as to any additional notes);
“Notes Secured Parties” means the Trustee, the Collateral Agent and the holders from time to time of the Exchange Notes;
“Pari Passu Obligations” means (i) all Exchange Notes Obligations, and (ii) any other obligations secured by a Lien on a pari passu basis with the Notes Obligations on the Collateral and subject to the Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to the indenture;
“Pari Passu Secured Parties” means collectively, each of the Notes Secured Parties and the holders of any Pari Passu Obligations that may be issued in the future that will be subject to the Intercreditor Agreement;
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof;
“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person;
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests;
“Qualified Non-Recourse Debt” means Debt (including any such Debt incurred in connection with a Financing Disposition) that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of any new or existing property (real or personal, whether through the direct purchase of property or the Capital Interests of any Person owning such property and whether in a single acquisition or a series of related acquisitions), any undeveloped land, any RE Finance Assets, any Non-RE Finance Assets or any Securitization Assets or (y) assumed by a Qualified Non-Recourse Subsidiary and (ii) is non-recourse to the Company or any subsidiary (other than a Qualified Non-Recourse Subsidiary or its subsidiaries), except as to any Standard Recourse Undertakings;
“Qualified Non-Recourse Subsidiary” means (i) a subsidiary that is the owner of, or has been formed or created in order to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of, any new or existing property or any undeveloped land, any RE Finance Assets or any Non-RE Finance Assets, (ii) any Securitization Entity, (iii) any Repo Seller and (iv) any subsidiary of a Qualified Non-Recourse Subsidiary;
“RE Finance Assets” means (i) any commercial or residential real estate loans and/or direct or indirect interests therein (including, without limitation, commercial or residential mortgage backed securities, collateralized loan obligations, mezzanine interests, senior and junior notes and participation interests with respect to any of the foregoing), (ii) any rights, assets or investments similar to or derivative of, any item referred to in the foregoing clause (i) and/or the origination, acquisition, financing, servicing or administration thereof (including mortgage servicing right and Servicing Advances, and in each case regardless of whether or not the Company or any of its subsidiaries owns or originated the applicable commercial or residential real estate loan or direct or indirect interest therein) and (iii) Capital Interests in any Person substantially all of whose assets, directly or indirectly, are comprised of one or more of the items referred to in the foregoing clauses (i) and/or (ii). For the avoidance of doubt, no real estate investment shall constitute a RE Finance Asset;
“RE Financing” means any Debt or obligations principally secured directly or indirectly by, and incurred for the primary purpose of directly or indirectly funding the acquisition of, or any investment in, or otherwise financing, refinancing or capitalizing any previous acquisition of, or investment in, real estate investments and/or interests therein (including, for the avoidance of doubt, any mezzanine financing secured by Capital Interests in subsidiaries that directly or indirectly own real estate investments);

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed (other than in exchange for Qualified Capital Interests), is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund) (other than in exchange for Qualified Capital Interests), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Exchange Notes; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control, a fundamental change or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under “Description of Exchange Notes — Certain Covenants — Limitation on Dividends and Repurchases of Capital Interests.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends;
“Regulatory Authority” means any federal, state, local, foreign or other government or any political subdivision thereof, and any agency, authority, corporation, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and having direct or indirect jurisdiction over a subsidiary or any business thereof, or any direct or indirect parent company of a subsidiary;
“Regulatory Requirements” means all applicable laws, rules, regulations, orders, requirements, guidelines, interpretations, directives and requests (whether or not having the force of law) from and of, and plans, memoranda and agreements with, any Regulatory Authority;
“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans or other mortgage-related receivables purchased or originated by the Company or any subsidiary of the Company in the ordinary course of business;
“Repo Seller” has the meaning specified in the definition of Repurchase Agreement;
“Repurchase Agreement” means an agreement between the Company and/or any of its subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such subsidiary or subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Interests, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties;

“SEC” means the U.S. Securities and Exchange Commission;
“Securities Act” means the Securities Act of 1933, as amended;
“Securitization Assets” means, collectively, servicing advances, mortgage loans, installment contracts, other loans and related assets, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (including any participation interests with respect to any of the foregoing);
“Securitization Debt” means (a) Debt of the Company or any of its subsidiaries incurred pursuant to on-balance sheet securitizations and (b) any Debt consisting of advances made to the Company or any of its subsidiaries based upon securities issued by a Securitization Entity pursuant to a securitization and acquired or retained by the Company or such subsidiary which, in each case, is recourse solely to the assets subject to the related securitization and not to the Company or such subsidiary generally (other than Securitization Repurchase Obligations);
“Securitization Entity” means (a) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (b) any special purpose subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (a) or for the purpose of holding Capital Interests of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Debt of the Company or any subsidiary; (c) any Person established for the purpose of holding Securitization Assets and issuing Debt secured by such Securitization Assets; (d) any special purpose subsidiary of the Company formed exclusively for the purpose of satisfying the requirement of Credit Enhancement Agreements (including, without limitation, any subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Debt of such other Securitization Entity) and regardless of whether such subsidiary is an issuer of securities, provided that such subsidiary is not an obligor with respect to any Debt of the Company or any subsidiary other than under Credit Enhancement Agreements; and (e) any other subsidiary of the Company which is established for the purpose of (i) acting as sponsor for and organizing and initiating securitizations or (ii) facilitating or entering into a securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Debt of the Company or any subsidiary. Whether or not a Person is a Securitization Entity shall be determined by the Company in good faith;
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller;
“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Company and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time;
“Security Documents” means the Security Agreement, the Intercreditor Agreement, and each other security or collateral document pursuant to which the Company grants liens in favor of the Collateral Agent to secure the Notes Obligations;
“Senior Secured Notes” means any senior secured Debt consisting of bonds, debentures, notes or other similar Debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement exempt from registration under the Securities Act, but excluding, in any event, (i) any such Debt that constitutes an Asset Financing Facility, RE Financing, or Qualified Non-Recourse Debt, (ii) any Standard Recourse Undertakings in respect of the foregoing, and (iii) any Debt under a credit agreement, any commercial bank or similar Debt, any recourse transfer of a financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”
“Series” means (i) the Exchange Notes and (ii) each other issuance or incurrence of Debt that is secured on a pari passu basis by the Collateral with the Exchange Notes pursuant to the Intercreditor Agreement;

“Servicing Advances” means advances made by the Company or any of its subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its subsidiaries otherwise advances in its capacity as servicer;
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective authorized representatives or collateral agents on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral only for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time;
“Standard Recourse Undertakings” means, with respect to any Non-Recourse Debt, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations and other agreements and undertakings entered into or provided by the Company or any of its subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with Non-Recourse Debt, and (b) such customary (as determined by the Company) carve-out matters for which the Company and/or its subsidiaries acts as guarantor in connection with any such Non-Recourse Debt, including but not limited to gross negligence, intentional or willful misconduct, fraud, misappropriation or misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, insolvency events and non-approved transfers;
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Exchange Note as the fixed date on which the principal amount of such Exchange Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable;
“Subordinated Debt” means all Debt of the Company and its subsidiaries on a consolidated basis that is contractually subordinated in right of payment to the Exchange Notes;
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement;
“Total Collateral Value” means, as of any date of determination, the aggregate Value of the Collateral in which the Collateral Agent, for the benefit of the Notes Secured Parties, has a first-priority perfected Lien (other than Liens permitted or not prohibited by the indenture) as of such date;
“Treasury Management Agreements” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including noncard e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary guarantees, collateral and security arrangements and other credit support;
“Value” means, as of any date of determination, the net asset value reflected in the books and records of the Company and its subsidiaries in accordance with GAAP (without, for the avoidance of doubt, any duplication as between the asset value of any assets held by, and any equity interest in, any particular subsidiary);
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the Exchange Offers, the Consent Solicitation and the ownership and disposition of the Exchange Notes received in the Exchange Offers. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Department regulations promulgated thereunder (“Treasury Regulations”), and judicial decisions and current administrative rulings and practice, all as in effect and existing on the date of this Prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court would agree with the summary set forth herein.
This summary does not address all of the tax considerations that may be relevant to beneficial owners of Existing Notes (or Exchange Notes received pursuant to the Exchange Offers) (“holders”) in light of their particular circumstances or to holders that are subject to special treatment under U.S. federal income tax rules, including: banks and other financial institutions; insurance companies; securities or currency dealers; broker-dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; persons subject to the alternative minimum tax; controlled foreign corporations or passive foreign investment companies; regulated investment companies or REITs; non-U.S. investors (except to the extent set forth below); S corporations or investors therein; U.S. expatriates; holders classified as partnerships or other flow-through entities under the Code and investors therein; holders who hold Existing Notes or Exchange Notes as part of a hedge, straddle, conversion transaction, synthetic security or other integrated investment; holders required to accelerate the recognition of any item of gross income with respect to an Existing Note or Exchange Note as a result of its inclusion in an applicable financial statement; holders that hold Existing Notes or Exchange Notes through a non-U.S. broker or other non-U.S. intermediary; holders whose functional currency is not the U.S. dollar; and holders who acquired Existing Notes at a premium to par. This summary assumes that the holders hold the Existing Notes and will hold the Exchange Notes exclusively as “capital assets” (generally, assets held as investments) under the Code. In addition, this summary does not address the Medicare tax on the net investment income, the alternative minimum tax or any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular holder in connection with the Exchange Offers and the ownership and disposition of the Exchange Notes.
This summary of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Each holder should consult its tax advisor regarding the tax considerations relevant to the Exchange Offers, the Consent Solicitation and the ownership and disposition of the Exchange Notes in light of such holder’s particular circumstances.
As used in this summary, the term “U.S. Holder” means a holder that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity subject to tax as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any state or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons, within the meaning of section 7701(a)(30) of the Code, have the authority to control all substantial decisions or (B) has a valid election in effect to be treated as a United States person under applicable Treasury Regulations. The term “Non-U.S. Holder” means a holder that for U.S. federal income tax purposes is neither a U.S. Holder nor an entity or arrangement classified as a partnership under the Code.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Existing Notes or Exchange Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that owns Existing Notes (or Exchange Notes received pursuant to the Exchange Offers) should consult their tax advisors regarding the U.S. federal income tax consequences of the Exchange Offers and the ownership and disposition of the Exchange Notes.

Exchanges of Existing Notes by U.S. Holders
The exchange of an existing debt instrument for a new debt instrument constitutes a disposition of such existing debt instrument for U.S. federal income tax purposes if the exchange results in a “significant modification” of the existing debt instrument under the applicable Treasury Regulations. In general, the modification of a debt instrument (or an exchange of an existing debt instrument for a new debt instrument) is a significant modification if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. The Treasury Regulations provide that a change in the yield of a debt instrument is a significant modification if the annual yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 25 basis points and (ii) five percent of the annual yield of the unmodified instrument. Based on the market conditions as of the date hereof and the terms of the Exchange Offers, we anticipate, and, except as otherwise stated, this discussion assumes, that the exchange of one or more of the Existing Notes for Exchange Notes will result in a “significant modification” under these rules.
A U.S. Holder who exchanges an Existing Note for the Exchange Consideration will generally recognize gain or loss on the exchange in an amount equal to the difference between (i) the sum of (A) the “issue price” of the Exchange Note received (see “— Ownership and Disposition of Exchange Notes by U.S. Holders — Issue Price” below), and (B) the amount of any cash consideration received (other than cash paid in respect of accrued and unpaid interest on the Existing Notes), including any cash received as part of the Exchange Consideration and as a result of any rounding down of the principal amount of the Exchange Note that the holder would otherwise have been entitled to receive, and (ii) the U.S. Holder’s adjusted tax basis in the Existing Note surrendered in the exchange. A U.S. Holder’s initial tax basis in an Exchange Note would generally equal the issue price of the Exchange Note, and a U.S. Holder’s holding period in an Exchange Note would generally commence on the day after the Settlement Date. U.S. Holders of Existing Notes should consult their tax advisors regarding the potential tax consequences of a taxable exchange of an Existing Note for the Exchange Consideration.
Character of Gain or Loss. Subject to the discussions below in “— Market Discount Rules” and “— Payment of Accrued Interest on Existing Notes,” if a U.S. Holder recognizes gain or loss on the exchange of an Existing Note for the Exchange Consideration, such gain or loss would generally be capital gain or loss. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Existing Notes surrendered in the exchange is greater than one year at the time of the exchange. Long-term capital gains recognized by individual and other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations under the Code.
Market Discount Rules.   Certain U.S. Holders that acquired an Existing Note at a discount may be subject to the “market discount” rules under the Code. In general, a holder will be considered to have acquired an Existing Note with market discount if its adjusted tax basis in the Existing Note is less than the sum of all remaining payments to be made on the Existing Note (other than payments of stated interest) by more than a specified de minimis amount. Any gain recognized by a U.S. Holder on an exchange of such an Existing Note pursuant to the Exchange Offers will generally be treated as ordinary income to the extent of the market discount that accrued on the Existing Note during such U.S. Holder’s holding period, unless such U.S. Holder previously elected to include such market discount in income currently as it accrued.
Payment of Accrued Interest on Existing Notes.   Any amount received by a U.S. Holder pursuant to the Exchange Offers attributable to accrued and unpaid interest on an Existing Note will be includible in gross income as ordinary interest income if such accrued interest has not been included previously in gross income for U.S. federal income tax purposes.
Ownership and Disposition of Exchange Notes by U.S. Holders
Issue Price.   If the Exchange Notes are “publicly traded” for U.S. federal income tax purposes, the issue price of the Exchange Notes will equal their fair market value on the Settlement Date. The Exchange Notes will be treated as publicly traded if, at any time during the 31-day period ending 15 days after the Settlement Date, the Exchange Notes are, “traded on an established market” within the meaning of the applicable Treasury Regulations. Subject to certain exceptions, a debt instrument will generally be treated as traded on an established market if (1) there is a sales price for the debt instrument, (2) there are one or more firm quotes for the debt instrument or (3) there are one or more indicative quotes for the debt instrument. We intend to apply to list the Exchange Notes on the NYSE, in which case we would expect that the Exchange Notes will be “publicly traded” and that accordingly, the issue price of the Exchange Notes will equal the fair market value of the Exchange Notes on the Settlement Date. However, there can be no assurances that the Exchanges Notes will be listed on the NYSE and the rules regarding the determination of issue price are complex and highly detailed, and U.S. Holders should consult their tax advisors regarding the determination of the issue price of the Exchange Notes. We will provide information regarding the issue price of the Exchange Notes within 90 days of the Settlement Date in a manner consistent with applicable Treasury Regulations.
Stated Interest and OID.   Stated interest on an Exchange Note will generally be taxable to a U.S. Holder as ordinary income at the time the interest is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
The Exchange Notes will be issued with an original issue discount (“OID”) for U.S. federal income tax purposes if the “stated redemption price at maturity” exceeds the issue price of the Exchange Notes (as described under “— Issue Price” above) by more than a statutorily defined de minimis amount. Under the OID rules, a U.S. Holder will generally be required to include in income the daily portion of any OID (i.e., the excess of the stated redemption price at maturity over the issue price of the Exchange Notes) that accrues on an Exchange Note for each day during the taxable year on which such U.S. Holder holds the Exchange Note, regardless of its regular method of accounting for U.S. federal income tax purposes. Thus, the U.S. Holder would generally be required to include OID in income in advance of the receipt of the cash to which the OID is attributable. We do not anticipate the Exchange Notes will be issued with OID.
Sale, Exchange or other Taxable Disposition of Exchange Notes.   Subject to the discussion above in “Exchanges of Existing Notes by U.S. Holders — Market Discount Rules,” a U.S. Holder will generally recognize capital gain or loss on a sale, exchange, or other taxable disposition of an Exchange Note in an amount equal to the difference, if any, between (i) the sum of the amount of cash and the fair market value of any other property received in connection with the disposition (other than amounts attributable to accrued and unpaid stated interest, which would generally be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in an Exchange Note. A U.S. Holder’s adjusted tax basis in its Exchange Notes will generally be equal to its initial tax basis in the Exchange Note (as described above in “— Exchanges of Existing Notes by U.S. Holders”) increased by any OID and market discount included in the U.S. Holder’s income prior to the disposition of the Exchange Note and decreased by any payments received on the Exchange Note (other than stated interest) and bond premium previously amortized. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such Exchange Note is greater than one year at the time of the disposition. Long-term capital gains recognized by individual and other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations.
The market discount rules described above in “— Exchanges of Existing Notes by U.S. Holders — Market Discount Rules” will generally apply to any market discount accrued with respect to an Exchange Note and any accrued market discount carried over from an Existing Note.
Exchanges of Existing Notes by Non-U.S. Holders
As discussed above in “— Exchanges of Existing Notes by U.S. Holders,” the exchange of Existing Notes for the Exchange Consideration is expected to result in a “significant modification” of such Existing Notes for U.S. federal income tax purposes. A Non-U.S. Holder would generally not be subject to U.S. federal income tax on any gain recognized on the exchange (subject to the discussion below in “Exchanges of Existing Notes by U.S. Holders — Payment of Accrued Interest on Existing Notes”) unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. In the case of any gain recognized by a Non-U.S. Holder described in clause (i) of the preceding sentence, such Non-U.S. Holder will generally be subject to tax on such gain under regular graduated U.S. federal income tax rates as if it were a U.S. Holder. A corporate Non-U.S. Holder described in (i) above may also be subject to a branch profits tax equal to 30 percent (or a lower rate specified in an applicable income tax treaty) of its “effectively connected earnings and profits” subject to adjustments. An individual Non-U.S. Holder described in (ii) above will generally be subject to a flat 30 percent tax on such gain, which may be offset by certain United States source capital losses.
Payment of Accrued Interest on Existing Notes.   Any amount received by a Non-U.S. Holder that is attributable to accrued and unpaid interest on an Old Note will generally be taxable in the same manner as described under “— Ownership and Disposition of Exchange Notes by Non-U.S. Holders — Stated Interest and OID.”
Ownership and Disposition of Exchange Notes by Non-U.S. Holders
Stated Interest and OID.   A Non-U.S. Holder generally will not be subject to U.S. federal income tax on payments of interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) on the Exchange Notes if: (i) the interest is not effectively connected with a United States trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and (ii) the Non-U.S. Holder:
•
does not actually or constructively, directly or indirectly, own 10% or more of the Company’s voting stock;

•
is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

•
certifies to its non-U.S. status and that no withholding is required under the Foreign Account Tax Compliance Act (discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis under regular graduated U.S. federal income tax rates as if it were a U.S. Holder and, if it is a foreign corporation, may be subject to a 30% United States branch profits tax (or lower applicable treaty rate).
If a Non-U.S. Holder does not satisfy the requirements described above and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to United States withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the United States withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E).
Sale, Exchange or other Taxable Disposition of Exchange Notes.   In general, any gain recognized on a sale, exchange, or other taxable disposition of Exchange Notes by a Non-U.S. Holder will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “— Exchanges of Existing Notes by Non-U.S.

Holders.” Any amounts received by a Non-U.S. Holder that are attributable to accrued and unpaid interest would generally be subject to the rules described above in “— Stated Interest and OID.”
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable (including any OID) on certain debt obligations of U.S. issuers held by or through certain financial institutions (including investment funds), whether such institution is the beneficial owner or an intermediary, unless the institution certifies that it has entered into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Similarly, interest payable on debt obligations held by a non-financial non-U.S. entity that does not qualify under certain exemptions, whether such entity is the beneficial owner or an intermediary, will generally be subject to withholding at a rate of 30%, unless such entity either (A) certifies that such entity does not have any “substantial United States owners” or (B) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on the ownership and disposition of Existing Notes and/or Exchange Notes in light of their particular circumstances.
U.S. Federal Income Tax Considerations for Holders Not Tendering Existing Notes
Tax Treatment for Non-Tendering Holders.   The tax treatment of a holder of a Company Note that does not tender pursuant to the Exchange Offers will depend on whether the Proposed Amendments are adopted and, if so, whether the adoption of the Proposed Amendments results in a “deemed” exchange of such Company Note for U.S. federal income tax purposes. Generally, the modification of a debt instrument results in a “deemed” exchange of an “old” debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of the applicable Treasury Regulations. Under such Treasury Regulations, the modification of a debt instrument is a “significant” modification if, based on all the facts and circumstances and taking into account all modifications of the debt instruments collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Under such Treasury Regulations, a modification that adds, deletes, or alters customary accounting or financial covenants is not a significant modification. Although it is not free from doubt whether the modification pursuant to the Proposed Amendments will cause a deemed exchange of the Company Notes, we intend to take the position that the adoption of the Proposed Amendments should not result in a significant modification and, as a result, there should not be a taxable event for holders not tendering Company Notes. Based on such position, non-tendering holders will have the same adjusted tax basis in, holding period for, and accrued market discount with respect to, their Company Notes that they had immediately prior to the Exchange Offers, and Non-U.S. Holders should generally be subject to the same U.S. federal income and withholding tax treatment on their non-tendered Company Notes as prior to the adoption of the Proposed Amendments. However, our position is not binding on the IRS, and if the IRS were to successfully challenge this position, the adoption of the Proposed Amendments may result in a “deemed” exchange of a Company Note for U.S. federal income tax purposes. Accordingly, any gain recognized on the deemed exchange would be fully taxable to a U.S. Holder of Company Notes unless it qualifies as a tax-free recapitalization for U.S. federal income tax purposes. Any gain recognized by, and accrued interest payable to, a non-tendering holder of Company Notes would generally be subject to tax to the same extent and in the same manner as any gain recognized by, and accrued interest payable to, a tendering holder of Existing Notes. In such a situation, Non-U.S. Holders would also generally be subject to tax to the same extent (if at all) and in the same manner as any gain recognized by, and accrued interest payable to, a tendering Non-U.S. Holder of the Existing Notes that exchanges Existing Notes for Exchange Notes and no cash. A holder’s holding period for the amended Company Notes would commence on the date immediately following the date of the adoption of the Proposed Amendments and the holder’s tax basis in the amended Company Notes would be the fair market value of the Company Notes on the date of the adoption of the Proposed Amendments. In addition, U.S. Holders of amended Company Notes may be required to include OID, if any and as defined above, in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, before the receipt of cash payments attributable to this income. Holders of Company Notes should consult their tax advisors regarding the potential tax consequences of not tendering their Company Notes pursuant to the Exchange Offers.
Our Taxation as a REIT
We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2016. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.
In connection with this offering, Alston & Bird LLP will render an opinion that, commencing with the taxable year ending December 31, 2016, we have been organized and have operated in conformity with the requirements under the Code for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Investors should be aware that the opinion of Alston & Bird LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business. In addition, the opinion of Alston & Bird LLP is based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the Code. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Our ability to qualify will also depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. The characterization for federal income tax purposes of some of the assets in which we invest directly or indirectly may not be clear and the fair market values of some of our investments may not be susceptible to a precise determination. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of any of the REIT qualification requirements. Alston & Bird LLP’s opinion is not binding on the IRS or the courts. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, Alston & Bird’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated thereunder and IRS administrative interpretations thereof.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to our stockholders as a dividend, is taxed only at the stockholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will pay U.S. federal income tax on our taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•
If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, unless we qualify for a safe harbor exception, such income will be subject to a 100% tax.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” (a) we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) any income from such property will be treated as qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property that would not otherwise be qualifying income for purposes of the REIT gross income tests would be subject to U.S. corporate income tax at the highest corporate income tax rate in effect at the time of the sale.

•
If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•
If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) but nevertheless maintain our qualification as a REIT because other requirements are met, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 or more in certain cases for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
If we fail to distribute during each calendar year at least the sum of:

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85% of our ordinary income for such calendar year;

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95% of our capital gain net income for such calendar year; and

•
any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which we paid corporate income tax.

•
If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•
We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s length transactions involving our TRSs.

•
If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets, we would be subject to tax at the highest regular corporate income tax rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)
that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)
that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year. Neither condition (5) nor condition (6) applies to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If a stockholder fails or refuse to comply with the demands, the stockholder will be required by Treasury regulations to submit a statement with his or her tax return disclosing his or her actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and Treasury regulations promulgated thereunder.

Ownership of Partnership Interests
In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “— Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred equity interest (that is treated as equity for U.S. federal income tax purposes) or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control or only limited influence over the partnership. Part of our investment strategy involves investments in preferred limited liability company membership interests or partnership interests that own commercial real estate. There is no specific guidance addressing the treatment of preferred equity investments as debt or equity for federal income tax purposes. We hold preferred equity investments and treat them as loans secured by real property for U.S. federal income tax purposes, which are qualifying assets for purposes of the REIT asset tests and produce qualifying income for purposes of the REIT gross income tests. If our preferred equity investments are treated as partnership interests for U.S. federal income tax purposes, rather than as loans, we will be treated as owning our share of the assets held by the limited liability company or partnership that issued the preferred equity interest and we will be treated as receiving our proportionate share of the income of that entity. If that limited liability company or partnership owns nonqualifying assets or earns nonqualifying income, we may not be able to satisfy all of the REIT gross income and asset tests. Even if the IRS were to respect our preferred equity investments as loans, if the IRS did not treat such loans as secured by a mortgage on real property (which, in form, is not the case), such loans would not be qualifying assets for purposes of the 75% asset test and would violate the 10% value test, and interest thereon would not be qualifying income for purposes of the 75% gross income test. If we are unable to maintain our qualification as a REIT for U.S. federal income tax purposes, we will be subject to corporate-level income tax, and your investment in us would be adversely impacted.
Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A “taxable REIT subsidiary” or “TRS” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, for taxable years beginning on or before December 31, 2025, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. For taxable years beginning after December 31, 2025, no more than 25% of the value of a REIT’s assets may be represented by securities of one or more TRSs.
Assets owned, and income earned, by a TRS are not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a TRS to us is an asset in our hands for purposes of the REIT asset tests, and dividends paid to us from such TRS, if any, are gross income for purposes of our gross income tests. Such entities may be used by the REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales, such as sales of participation interests in loans which we have originated). We may hold a significant number of assets in one or more TRSs, subject to the 20% or 25% limitation, as applicable. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more domestic TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
With respect to our TRSs, we will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our TRS. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally means the additional gross income a TRS would recognize if it were paid an arm’s length fee for services provided to, or on behalf of, us. We monitor our transactions with our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
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rents from real property;

•
interest on debt secured by mortgages on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale of real property or mortgage loans;

•
abatements and refunds of taxes on real property;

•
income and gain derived from foreclosure property (as described below);

•
amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•
interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five- year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest (including interest income from debt instruments issued by publicly offered REITs) and (iii) gain from the sale or disposition of stock or securities, that need not have any relation to real property (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs).
If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “— Taxation of REITs in General.”
Gross income from a prohibited transaction, i.e., a sale of property that we hold primarily for sale to customers in the ordinary course of business and that does not satisfy a safe harbor under the Code, is excluded from both the numerator and the denominator in both gross income tests. In addition, certain hedging income and foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we intend to manage our portfolio to comply at all times with the gross income tests, but we cannot assure you that we will be successful in this effort. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends
It is possible that we may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Our dividend income from the ownership of stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
Interest
Interest income, including, to the extent applicable, original issue discount and market discount (discussed below), constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
The interest apportionment rules under Treasury Regulation Section 1.856-5(c) provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. As described above, for purposes of these rules, a loan that is secured by both real property and personal property is treated as secured solely by the real property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan.
Certain loans that we hold may be secured by both real property and other property. Accordingly, to the extent the face amount of such a loan exceeds the value of the real property securing such loan (including personal property, the fair market value of which does not exceed 15% of the fair market value of all real and personal property securing the loan), the interest apportionment rules described above may apply to such loans. Thus, depending upon the value of the real property securing the mortgage loans and their face amount, and the other sources of gross income earned by us, we may fail to meet the 75% gross income test.
In addition, although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the Internal Revenue Service were to successfully challenge our valuations and such revaluations resulted in a higher portion of its interest income being apportioned to property other than real property, we could fail to meet the 75% gross income test. If we do not meet this test, we could potentially lose our qualification or be required to pay a penalty tax to the Internal Revenue Service.
To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower.
Among the assets we hold are certain mezzanine loans and preferred equity investments (which we treat as mezzanine loans for U.S. federal income tax purposes). Mezzanine loans are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The Internal Revenue Service issued Revenue Procedure 2003-65, the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the gross income tests described above. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We own, and may acquire in the future, certain mezzanine loans and preferred equity investments (which we treat as mezzanine loans for U.S. federal income tax purposes) that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure. Consequently, there can be no assurance that the Internal Revenue Service will not successfully challenge the tax treatment of such mezzanine loans and preferred equity investments treated as mezzanine loans for U.S. federal income tax purposes as qualifying real estate assets. To the extent that such mezzanine loans do not qualify as real estate assets, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but will not be qualifying income for purposes of the 75% gross income test which could jeopardize our ability to qualify as a REIT.
In addition, there is limited case law and administrative guidance addressing whether certain preferred equity investments or mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. Our Manager received an opinion of prior tax counsel regarding the treatment of one of our fixed return preferred equity investments and future similarly structured investments as debt for U.S. federal income tax purposes. We treat the mezzanine loan and preferred equity investments we currently hold as debt for U.S. federal income tax purposes and as qualified mezzanine loans, as discussed above. No private letter rulings will be obtained on the characterization of these investments for U.S. federal income tax purposes; therefore, no assurance can be given that the Internal Revenue Service will not successfully challenge the treatment of such investments as debt and as qualifying real estate assets. If one of our preferred equity investments or mezzanine loans was treated as equity for U.S. federal income tax purposes, we would be treated as owning a proportionate share of the assets and earning a proportionate share of the gross income of the pass-through entity that issued the relevant interest. Certain of these pass-through entities are engaged in activities that would cause us to be considered as earning non-qualifying income or holding non-qualifying assets such as the ownership and operation of hotel properties, which would likely cause us to fail to qualify as a REIT or, as discussed below, be required to pay a significant penalty tax to maintain our REIT qualification.
Fee Income
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. In addition, we also treat any origination fees we receive as a reduction in the principal balance of our loans, which we accrue over the life of the relevant loan under the original issue discount rules. See “— Phantom Income.” We treat any exit fees and other fees representing charges for the use or forbearance of money as additional interest. Other fees that are considered compensation for services or are otherwise not properly treated as interest for federal income tax purposes are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.
Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate changes with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from dispositions of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements Applicable to REITs.”
Prohibited Transactions
Tax A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers in the ordinary course of business. We cannot assure you that we will comply with certain safe harbor provisions in the Code that, if satisfied, will prevent covered sales from being treated as prohibited transactions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We may from time to time infrequently sell participation interests in loans which we have originated; however, we do not expect to engage in a significant number of such sales or that such sales will generate significant gains, if any. To the extent that we were to sell loans or participations therein or hold any assets for sale that we believe could subject us to the prohibited transaction tax, we intend to hold such assets through a TRS.
Foreclosure Property
Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Rents from Real Property
Although we generally do not expect to receive rents except in limited circumstances, rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, a REIT is only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. REITs may, however, render services to their tenants through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income if certain requirements are satisfied. A REIT may also own an interest in a TRS that provides services to tenants without tainting its rental income from the related properties.
Even if a REIT directly furnishes or renders services that are non-customary with respect to a property or rendered to the tenant, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. For example, if the IRS were to determine that we failed the 95% gross income test because our preferred equity investments were equity investments, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the gross income test, to be due to reasonable cause and not due to willful neglect. If we fail to satisfy one or both of the gross income tests described above and these relief provisions are inapplicable to a particular set of, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.
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At least 75% of the value of our total assets must be represented by the following:

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property;

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interests in personal property that generates rents from real property;

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stock in other REITs and debt instruments issued by publicly offered REITs;

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cash and cash items (including certain receivables);

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government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

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Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

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Except for securities in TRSs and the securities in the 75% asset class described above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in TRSs and the securities in the 75% asset class described above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of TRSs and the securities in the 75% asset class described above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

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For taxable years ending on or before December 31, 2025, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs. For taxable years beginning after December 31, 2025, not more than 25% of the value of our total assets may be represented by securities of one or more TRSs.

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Not more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments.”

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. If the fair market value of personal property securing the debt exceeds 15% of the fair market value of all property securing the debt and the fair market value of the real property does not equal or exceed the “loan amount” at the time the REIT commits to make or acquire the loan, then a portion of such loan will not be a qualifying real estate asset.
Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) unless such REIT is a publicly offered REIT, that is a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for the safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non- REIT C corporations for which we do not make a TRS election.
We have and may continue to enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements for a particular quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements
Applicable to REITs To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:
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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends- paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, such dividend will be treated as having been paid and received by our stockholders on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) generally will not affect the character, in the hands of our stockholders, of any dividends that actually are made as ordinary dividends or capital gain; and (2) cannot be passed through or used by our stockholders.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the distribution requirement. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and, for example, the inclusion of items of income and deduction of expenses by us for U.S.

federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedures 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirements for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
The Code contained provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. We may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Code limits business interest deductions for businesses, whether in corporate or pass-through form, to the sum of the entity’s business interest income for the tax year and 30% of the entity’s adjusted taxable income for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation on business interest deductions does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system. Finally, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, a deduction for any net operating loss carryforwards arising from losses incurred in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.
Recordkeeping Requirements
We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset tests (for which other specified relief provisions are available, as discussed above), then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders, and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividend as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

LEGAL MATTERS
The validity of the securities covered by this Prospectus/Offers to Exchange has been passed upon for us by Alston & Bird LLP, New York, New York, and certain matters with respect to Maryland law have been passed upon by Venable LLP, Baltimore, Maryland.
EXPERTS
The consolidated financial statements of Terra Property Trust, Inc. as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024 and 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy, and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
We also maintain a website at https://www.terrapropertytrust.com through which you can access our filings with the SEC. Information contained on our website is not a part of this Prospectus/Offers to Exchange, and the inclusion of our website address in this Prospectus/Offers to Exchange is an inactive textual reference only.
This Prospectus/Offers to Exchange and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement or the exhibits. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this Prospectus/Offers to Exchange or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation of Certain Information By Reference
The SEC’s rules allow us to “incorporate by reference” information into this Prospectus/Offers to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offers to Exchange, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Prospectus/Offers to Exchange or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Prospectus/Offers to Exchange to the extent that a statement contained in this Prospectus/Offers to Exchange or a subsequently filed document incorporated by reference modifies or replaces that statement.
This Prospectus/Offers to Exchange and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025 (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024);

•
our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025;

•
our Current Reports on Form 8-K filed with the SEC on February 6, 2025, February 20, 2025 and June 23, 2025; and

•
the description of our securities contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025, including any further amendment or report filed for the purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the Expiration Date, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Prospectus/Offers to Exchange and deemed to be part of this Prospectus/Offers to Exchange from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this Prospectus/Offers to Exchange, at no cost, by writing or telephoning us at:
Investor Relations
Terra Property Trust, Inc.
205 West 28th Street, 12th Floor
New York, New York 10001
Telephone: (212) 753-5100
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus/Offers to Exchange or any accompanying prospectus supplement.

TERRA PROPERTY TRUST, INC.
Offers to Exchange
All Outstanding Notes Specified Below Issued By
Terra Property Trust, Inc. and Terra Income Fund 6, LLC for
New Notes of Terra Property Trust, Inc. as Specified Below
and Solicitation of Consents to Amend the Indentures Relating to Such Notes

PRELIMINARY PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers and the Consent Solicitation is:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Banks and Brokers call: +1 (646) 989-1605
All others call toll free (U.S. only): +1 (888) 644-6071
Email: tpt@dfking.com
Requests for additional copies of this Prospectus/Offers to Exchange may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers and the Consent Solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity;

•
any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who served any predecessor of our company, in a similar capacity and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules.
(a) Exhibits
The following exhibits are included in this registration statement on Form S-4:
Exhibit No.	Description
3.1	Amended and Restated Bylaws of Terra Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.2	Articles of Amendment and Restatement of Terra Property Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.3	Articles of Supplementary of Terra Property Trust, Inc. Designating 12.5% Services A Redeemable Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Amendment No.1 to Form 10 (File No. 000-56117) filed with the SEC on December 16, 2019).
3.4++	Form of Indenture.
3.5++	Form of Global Note (included in Exhibit 3.4).
4.1	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
4.2	Indenture, dated June 10, 2021, by and between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-40496) filed with the SEC on June 14, 2021).
4.3	First Supplemental Indenture, dated June 10, 2021, by and between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A (File No. 001-40496) filed with the SEC on June 14, 2021).
4.4	Form of Global Note representing the notes (included in Exhibit 4.2).
4.5	Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on February 10, 2021).
4.6	First Supplemental Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of Terra Income Fund 6, Inc.’s Current Report on Form 8-K filed with the SEC on February 10, 2021).
4.7	Second Supplemental Indenture, dated October 1, 2022, by and among Terra Income Fund 6, Inc., Terra Merger Sub, LLC and U.S. Bank National Association, as trustee (incorporated by reference to exhibit 4.4 of Terra Income Fund 6, LLC’s Current Report on Form 8-K filed with the SEC on October 3, 2022).
4.8++	Form of Second Supplemental Indenture to Company Notes Base Indenture.
5.1++	Opinion of Alston & Bird LLP.

Exhibit No.	Description
8.1++	Tax Opinion of Alston & Bird LLP.
10.1	Amended and Restated Management Agreement between Terra Property Trust, Inc., and Terra REIT Advisors, LLC, dated February 8, 2018 (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 (File No. 000-56117) filed with the SEC on November 6, 2019).
10.2	Amendment to Amended and Restated Management Agreement, dated March 11, 2024, between Terra Property Trust, Inc., and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.3	Second Amendment to Amended and Restated Management Agreement, dated May 8, 2025, between Terra Property Trust, Inc. and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 18, 2025).
10.4	Amended and Restated Voting Agreement by and among Terra Property Trust, Inc., Terra Secured Income Fund 5, LLC, Terra JV, LLC and Terra REIT Advisors, LLC, dated March 2, 2020 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020).
10.5	Contribution Agreement by and among Terra Property Trust, Terra International Fund 3 REIT, LLC and Terra Income Fund International, dated March 2, 2020 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q (File No. 000-56117) filed with the SEC on May 15, 2020).
10.6	Contribution Agreement by and among Terra Property Trust, Terra International Fund 3 REIT, LLC and Terra Secured Income Fund 5 International, dated March 2, 2020 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q (File No. 000-56117) filed with the SEC on May 15, 2020).
10.7	Uncommitted Master Repurchase Agreement dated as of November 8, 2021, by and between Terra Mortgage Capital III, LLC, as Seller, UBS AG, as Buyer (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 11, 2022).
10.8	Amendment No. 1 to Uncommitted Master Repurchase Agreement, dated as of May 24, 2022, between Terra Mortgage Capital III, LLC, as Seller, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
10.9	Guarantee Agreement dated as of November 8, 2021, by and between Terra Property Trust, Inc., as Guarantor, in favor of UBS AG, as Buyer (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed with the SEC on March 11, 2022).
10.10	Amendment No. 1 to Guarantee Agreement, dated as of March 10, 2022, between Terra Property Trust, Inc., as Guarantor, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
10.11	Amendment No. 2 to Guarantee Agreement, dated as of November 14, 2023, between Terra Property Trust, Inc., as Guarantor, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed with the SEC on March 15, 2024).
10.12	Amendment No. 1 to Pricing Letter, dated as of March 7, 2024, between Terra Mortgage Capital III, LLC, as Seller, and UBS AG, as Buyer (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.13	Waiver Letter, dated as of March 7, 2024, from UBS AG, as Buyer, to Terra Mortgage Capital III, LLC, as Seller, and Terra Property Trust, Inc., as Guarantor (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024).
10.14	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-40496) filed with the SEC on October 3, 2022).
23.1+	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

Exhibit No.	Description
23.2++	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.3++	Consent of Alston & Bird LLP (included in Exhibit 8.1).
24.1+++	Power of Attorney (included on original signature page to this registration statement).
107+++	Filing Fee Table.

+
Filed herewith.

++
To be filed by amendment.

+++
Previously filed.

Item 22.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(i)   to file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:
(A)   to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);
(B)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(ii)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(iii)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(iv)   that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(v)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   The undersigned registrant hereby undertakes that:
(i)   prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and
(ii)   every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2026.
TERRA PROPERTY TRUST, INC.
By:
/s/ Vikram S. Uppal

Vikram S. Uppal
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
	Signature	Title	Date
	/s/ Vikram S. Uppal Vikram S. Uppal	Chairman of the Board, Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)	March 12, 2026
	/s/ Gregory M. Pinkus Gregory M. Pinkus	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	March 12, 2026
	/s/ * Roger H. Beless	Director	March 12, 2026
	/s/ * Michael L. Evans	Director	March 12, 2026
	/s/ * Spencer E. Goldenberg	Director	March 12, 2026
	/s/ * Gaurav Misra	Director	March 12, 2026
*By:	/s/ Vikram S. Uppal
Name: Vikram S. Uppal
Title: Attorney-in-fact